 6-9-2009

MINNESOTA POWER AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Amendment and Restatement Effective January 1, 2009)

MINNESOTA POWER AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

Table of Contents

ARTICLE I	GENERAL	1
Sec. 1.1	Name of Plan	1
Sec. 1.2	Purpose	1
Sec. 1.3	Background and Effective Dates	1
Sec. 1.4	Company	1
Sec. 1.5	Construction and Applicable Law	1
Sec. 1.6	Transition Rules	2

ARTICLE II	DEFINITIONS	3
Sec. 2.1	Account	3
Sec. 2.2	Active Participant	3
Sec. 2.3	Administrative Delegate	3
Sec. 2.4	After Tax Contributions	3
Sec. 2.5	Aggregate Continuous Service	3
Sec. 2.6	Annual Pay	3
Sec. 2.7	Bargaining Unit Employee	4
Sec. 2.8	Before Tax Contributions	4
Sec. 2. 9	Beneficiary	4
Sec. 2.10	Code	4
Sec. 2.11	Committee	4
Sec. 2.12	Common Control	4
Sec. 2.13	Company Stock	4
Sec. 2.14	Employment Commencement Date	4
Sec. 2.15	ERISA	5
Sec. 2.16	ESOP	5
Sec. 2.17	Exempt Loan	5
Sec. 2.18	Flexible Compensation Program	6
Sec. 2.19	Fund	6
Sec. 2.20	Group I Participant	6
Sec. 2.21	Group II Participant	7
Sec. 2.22	Highly Compensated Employe	7
Sec. 2.23	Leased Employee	7
Sec. 2.24	Named Fiduciary	7
Sec. 2.25	Non-Bargaining Unit Employee	7
Sec. 2.26	Non-Highly Compensated Employee	8
Sec. 2.27	Normal Retirement Age	8
Sec. 2.28	Participant	8
Sec. 2.29	Participating Employer	8
Sec. 2.30	Partnership Allocation	8
Sec. 2.31	Period of Continuous Service	8
Sec. 2.32	Periodic Pay	8
Sec. 2.33	Plan Year	8
Sec. 2.34	Qualified Employee	8

Sec. 2.35	Recognized Break in Service	9
Sec. 2.36	Results Sharing Award	9
Sec. 2.37	Retirement Plan A	9
Sec. 2.38	Retirement Plan B	9
Sec. 2.37	Rollover Contributions	9
Sec. 2.38	Roth 401(k) Contributions	9
Sec. 2.39	Salary	9
Sec. 2.40	Supplemental Retirement Plan	10
Sec. 2.41	Termination of Employment	10
Sec. 2.42	Testing Wages	10
Sec. 2.43	Total Disability	10
Sec. 2.44	Trust Agreement	10
Sec. 2.45	Trustee	11
Sec. 2.48	Unallocated Reserve	11
Sec. 2.49	Valuation Date	11

ARTICLE III	PLAN PARTICIPATION	12
Sec. 3.1	Eligibility for Participation	12
Sec. 3.2	Duration of Participation	13
Sec. 3.3	Reemployment	13
Sec. 3.4	No Guarantee of Employment	13

ARTICLE IV	ESOP PROVISIONS	14
Sec. 4.1	Leveraged Stock Acquisitions	14
Sec. 4.2	Leveraged ESOP Contributions	14
Sec. 4.3	Application of Dividends	14
Sec. 4.4	Allocations	15
Sec. 4.5	Time of Contributions	21
Sec. 4.6	Long Term Disability Allocations	21

ARTICLE V	PARTICIPANT CONTRIBUTIONS	22
Sec. 5.1	Before Tax Contributions	22
Sec. 5.2	After Tax Contributions	23
Sec. 5.3	Rollover Contributions	23
Sec. 5.4	Roth 401(k) Contributions	24
Sec. 5.5	Amounts Paid After Termination of Employment	24

ARTICLE VI	LIMITS ON ALLOCATIONS AND BENEFITS	25
Sec. 6.1	Limitation on Allocations	25
Sec. 6.2	Limit on Before Tax Contributions	26
Sec. 6.3	Return of Excess Deferrals	26
Sec. 6.4	Adjustment of Matching Allocations Required by Code § 401(m)	27
Sec. 6.5	Adjustment of Before Tax Contributions Required by Code § 401(k)	29
Sec. 6.6	Testing Arrangements If Employer Has More Than One Plan	32

ARTICLE VII	INDIVIDUAL ACCOUNTS	33
Sec. 7.1	Accounts for Participants	33
Sec. 7.2	Investment of Accounts	34
Sec. 7.3	Investment Funds	34
Sec. 7.4	Valuation of Accounts	35
Sec. 7.5	Provisions Regarding ADESA Spin-Off	35

ARTICLE VIII	DESIGNATION OF BENEFICIARY	37
Sec. 8.1	Persons Eligible to Designate	37
Sec. 8.2	Special Requirements for Married Participants	37
Sec. 8.3	Form and Method of Designation	37
Sec. 8.4	No Effective Designation	37
Sec. 8.5	Beneficiary May Designate	37

ARTICLE IX	BENEFIT REQUIREMENTS	38
Sec. 9.1	Benefit Upon Termination of Employment	38
Sec. 9.2	Death	38
Sec. 9.3	Termination of Employment Prior to July 1, 2001	38

ARTICLE X	DISTRIBUTION OF BENEFITS	39
Sec. 10.1	Distribution Following Termination of Employment	39
Sec. 10.2	Accounts Totaling $1,000 or Less	41
Sec. 10.3	Form of Distribution	41
Sec. 10.4	Accounting Following Termination of Employment	41
Sec. 10.5	Reemployment	41
Sec. 10.6	Source of Benefits	41
Sec. 10.7	Incompetent Payee	41
Sec. 10.8	Benefits May Not Be Assigned or Alienated	42
Sec. 10.9	Payment of Taxes	42
Sec. 10.10	Conditions Precedent	42
Sec. 10.11	Withdrawals Before Termination of Employment	42
Sec. 10.12	Dividend Withdrawals	43
Sec. 10.13	Rollovers to Other Qualified Plans	43
Sec. 10.14	Lost Participants	44

ARTICLE XI	LOANS TO PARTICIPANTS	45
Sec. 11.1	Loans to Participants	45

ARTICLE XII	FUND	47
Sec. 12.1	Composition	47
Sec. 12.2	Trustee	47
Sec. 12.3	Compensation and Expenses of Trustee	47
Sec. 12.4	Investment in Company Stock	47
Sec. 12.5	No Diversion	47
Sec. 12.6	Voting of Company Stock	48
Sec. 12.7	Tender or Exchange Offers Regarding Company Stock	49
Sec. 12.8	Nonterminable ESOP Protections	50
Sec. 12.9	Other ESOP Provisions	50

ARTICLE XIII	ADMINISTRATION OF PLAN	51
Sec. 13.1	Administration by Company	51
Sec. 13.2	Certain Fiduciary Provisions	51
Sec. 13.3	Evidence	52
Sec. 13.4	Correction of Errors	52
Sec. 13.5	Records	52
Sec. 13.6	Claims Procedure	52
Sec. 13.7	Bonding	52
Sec. 13.8	Waiver of Notice	53
Sec. 13.9	Agent for Legal Process	53
Sec. 13.10	Indemnification	53
Sec. 13.11	Benefits for Reemployed Veterans	53
Sec. 13.12	Application of Forfeitures	55

ARTICLE XIV	AMENDMENT, TERMINATION, MERGER	56
Sec. 14.1	Amendment	56
Sec. 14.2	Permanent Discontinuance of Contributions	56
Sec. 14.3	Termination	56
Sec. 14.4	Partial Termination	56
Sec. 14.5	Merger, Consolidation, or Transfer of Plan Assets	56
Sec. 14.6	Deferral of Distributions	56

ARTICLE XV	TOP-HEAVY PLAN PROVISIONS	58
Sec. 15.1	Key Employee Defined	58
Sec. 15.2	Determination of Top-Heavy Status	58
Sec. 15.3	Minimum Contribution Requirement	59
Sec. 15.4	Definition of Employer	60
Sec. 15.5	Exception for Collective Bargaining Unit	60

SCHEDULE 1	PARTICIPATING EMPLOYERS	61

MINNESOTA POWER AND AFFILIATED COMPANIES
RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

(Amendment and Restatement Effective January 1, 2009)

ARTICLE I
GENERAL

             Sec. 1.1                      Name of Plan.  The name of the stock bonus and employee stock ownership plan set forth herein is “Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan.”  It is sometimes herein referred to as the “Plan.”

Sec. 1.2                      Purpose.  The purposes of the Plan are to provide eligible employees with a means to acquire an ownership interest in the Company, to share in the growth and prosperity of the Company and its subsidiaries, and to supplement retirement income.

Sec. 1.3                      Background and Effective Dates.  The Plan is the result of the January 1, 2002 merger of the Minnesota Power and Affiliated Companies Supplemental Retirement Plan (the “Supplemental Retirement Plan”), which was originally established effective January 1, 1970, and the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan (the “ESOP”), which was originally established effective January 1, 1975.

Sec. 1.4                      Company.  The “Company” is ALLETE, Inc., a Minnesota corporation (formerly named “Minnesota Power, Inc.”).

Sec. 1.5                      Construction and Applicable Law.  The Plan is intended to meet the requirements for qualification as a stock bonus plan under Code § 401(a) and as an employee stock ownership plan under Code § 4975(e)(7).  The Plan is designed to invest primarily in qualifying employer securities meeting the requirements of Code §§ 4975(e)(8) and 409(1).  The Plan includes a qualified cash or deferred arrangement intended to meet the requirements of Code § 401(k).  The Plan is intended to be in full compliance with applicable requirements of ERISA.  The Plan shall be administered and construed in a manner consistent with said intent.  It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America.  All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in the Trust Agreement.  The Plan shall be construed in accordance with the following rules:

(a)	Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b)	Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.
(c)	Any reference to the masculine gender includes the feminine and vice versa.

(d)	Use of the words “hereof”, “herein”, “hereunder”, or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

(e)	The provisions of the Plan shall be construed as a whole in such manner as to carry out the purpose thereof and shall not be construed separately without relation to the context.

Sec. 1.6                      Transition Rules.  Certain provisions of the Plan as amended and restated effective January 1, 2009 are intended to have other effective dates. These include:

(a)	Sec. 13.11 regarding military service is effective as of December 12, 1994.

(b)
Certain provisions are intended to reflect and comply with the Small Business Job Protection Act of 1996, P.L. 104-88 (“SBJPA”) and the Taxpayer Relief Act of 1997, P.L. 105-34 (“TRA 97”), and other applicable legal requirements.  These provisions of the Plan will be effective as of the required date, and the Plan will be applied and interpreted in a manner that is consistent with a good faith interpretation of the applicable legal requirements.

(c)	Sec. 4.4(d) regarding Bargaining Unit Allocations is effective April 1, 2001.

(d)
The Plan reflects the provisions of the Community Renewal Tax Relief Act of 2000 regarding elective reductions for qualified transportation fringe benefits.  These provisions are effective January 1, 2001.

(e)	The Plan reflects the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2002 (“EGTRRA”). Unless otherwise required by EGTRRA, these provisions are effective January 1, 2002.

(f)	The Plan modifies the benefit provisions of the Supplemental Retirement Plan and ESOP in various ways. Unless otherwise stated, these changes are effective January 1, 2002.

(g)	Provisions required by the Code §401(k) regulations effective January 1, 2006 are effective as of said date.

(h)	Certain amendments effective October 1, 2006 were made by the amendment and restatement as of said date.

(i)	Amendments related to Code §415 are effective January 1, 2008.

(j)	The amendment to Sec. 6.3 requiring distribution of “gap period” earnings with respect to “excess deferrals” under Code §402(g) is effective January 1, 2007.

(k)	The amendments to Sec. 6.3, Sec. 6.4(f) and 6.5(e) deleting the “gap period” income distribution requirement are effective January 1, 2008.

(l)	Amendments required by the Pension Protection Act of 2006 (“PPA”) are effective as of the dates required by PPA.

ARTICLE II
DEFINITIONS

Sec. 2.1                      Account.  “Account” means a Participant’s, Beneficiary’s or alternate payee’s interest in the Fund of any of the types described in Sec. 7.1.

Sec. 2.2                      Active Participant.  “Active Participant” means an individual who is both a Participant and a Qualified Employee.

Sec. 2.3                      Administrative Delegate.  “Administrative Delegate” means any recordkeeper or other service provider to which the Company has delegated administrative responsibilities under the Plan.

Sec. 2.4                      After Tax Contributions.  “After Tax Contributions” are amounts contributed pursuant to Sec. 5.2.

Sec. 2.5                      Aggregate Continuous Service.  An employee’s “Aggregate Continuous Service” is equal to the aggregate duration of his or her Periods of Continuous Service.  However, except as follows, service with an employer prior to the date it came under Common Control with the Company shall be disregarded for purposes of determining Aggregate Continuous Service:

(a)	Service with Enventis, Inc. prior to the date it was acquired by the Company shall be included in Aggregate Continuous Service.

(b)
Service with Blandin Paper Company prior to March 1, 2000 shall be included in the Aggregate Continuous Service of employees at the generating facility purchased by the Company from Blandin Paper Company.

Sec. 2.6                      Annual Pay.  A Participant’s “Annual Pay” for purposes of allocating the Partnership Allocation for a Plan Year means his or her straight time pay received during that Plan Year, subject to the following:

(a)	Annual Pay means the gross amount before any reduction pursuant to Code §§ 125, 132(f)(4), or 401(k).

(b)           Annual Pay excludes all other payments such as:

(1)	Overtime compensation, except when overtime is paid to employees on 12-hour shift schedules for the purpose of leveling their pay so that their aggregate pay is equivalent to pay for a 40-hour week.

(2)	All bonuses and incentive pay;

(3)	Expense allowances;

(4)	Commission payments;

(5)	Employer contributions to the Plan or other employee benefit plans;

(6)	Results Sharing Awards;

(7)	Any other payments of a nature similar to the foregoing.

(c)	Annual Pay shall not exceed the applicable limit under Code § 401(a)(17), which is $245,000 for 2009 and is subject to a cost of living adjustment for years after 2009.

(d)	Annual Pay excludes any amounts paid to an individual prior to the date he or she becomes a Participant under Sec. 3.1(b).

(e)	Annual Pay excludes amounts paid for service as a Bargaining Unit Employee.

Sec. 2.7                      Bargaining Unit Employee.  “Bargaining Unit Employee” means a Qualified Employee who is covered by the provisions of a collective bargaining agreement between his or her collective bargaining representative and a Participating Employer that provides for his or her participation in the Plan.

Sec. 2.8                      Before Tax Contributions.  “Before Tax Contributions” are amounts contributed pursuant to Sec. 5.1, including Salary Reduction Contributions, Results Sharing Contributions, and Flexible Dollars Contributions.

Sec. 2.9                      Beneficiary.  “Beneficiary” means the person or persons designated as such pursuant to Article VIII who survive the Participant.

Sec. 2.10                      Code.  “Code” means the Internal Revenue Code of 1986 as from time to time amended.

Sec. 2.11                      Committee.  “Committee” means the committee appointed by the Company to administer the Plan.

Sec. 2.12                      Common Control.  An entity (whether corporation, partnership, sole proprietorship, or otherwise) is under “Common Control” with another entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code § 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code § 414(c), or (iii) if both entities are members of an “affiliated service group” as defined in Code § 414(m), or (iv) to the extent both entities are required to be aggregated pursuant to regulations under Code § 414(o).  In applying the preceding sentence for purposes of Sec. 6.1, Code § 414(b) and (c) are deemed to be modified as provided in Code § 415(h).

Sec. 2.13                      Company Stock.  “Company Stock” means common stock of the Company.

Sec. 2.14                      Employment Commencement Date.  “Employment Commencement Date” means the date on which an employee first performs service as a common law employee of a Participating Employer or Affiliate.

Sec. 2.15                      ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Sec. 2.16                      ESOP.  “ESOP” means the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan, a predecessor to this Plan.

Sec. 2.17                      Exempt Loan.   “Exempt Loan” means a direct or indirect extension of credit to the Plan that is not prohibited by Code § 4975, subject to the following:

(a)	The Exempt Loan may be made or guaranteed by either a party in interest (as defined in § 3(14) of ERISA) or disqualified person (as defined in Code § 4975).

(b)
The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire Company Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(c)           The Exempt Loan must be without recourse against the Fund except that:

(1)	The Company Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(2)
Any Company Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3)
Any cash contributions made to the Plan that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4)	The unallocated earnings attributable to unallocated shares of Company Stock acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(d)           The Exempt Loan must provide for principal and interest to be paid over aspecific term.

(e)           The number of shares which shall be so released from the Unallocated Reserve for a particular Plan Year shall equal the number of shares of Company Stock held in the Unallocated Reserve immediately before the release of any shares for the Plan Year multiplied by a fraction with a numerator equal to all principal and interest payments made on the Exempt Loan for said Plan Year and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current Plan Year and all subsequent years.  The number of future years for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods.  If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current Plan Year.  A separate suspense account will be maintained for each Exempt Loan, and the foregoing calculations will be made separately for each such loan and suspense account.

(f)
The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Company, and the guarantors, and the generally prevailing rates of interest.

(g)
In the event of default upon an Exempt Loan, the fair market value of Company Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan.  If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(h)
For purposes of subsection (e), a loan payment shall be considered to be made for a Plan Year if the Company so determines and the loan payment is made within a reasonable time after the close of such Plan Year.

(i)	An exempt loan must be primarily for the benefit of Participants as provided in Treas. Reg. 54.4975-7(b)(3)(i).

Sec. 2.18                      Flexible Compensation Program.  “Flexible Compensation Program” means the cafeteria plan established by the Company pursuant to Code § 125.

Sec. 2.19                      Fund.  “Fund” means the aggregate of assets described in Sec. 12.1.

Sec. 2.20                      Group I Participant.  A Participant who meets the requirements of (a), (b), or (c) is a Group I Participant during periods after September 30, 2006 while he or she is a Non-Bargaining Unit Employee:

(a)	A Participant meets the requirements of this subsection (a) if he or she is a Non-Bargaining Unit Employee on September 30, 2006.

(b)
A Participant meets the requirements of this subsection (b) if, on September 30, 2006, he or she was employed by a Participating Employer or other entity under Common Control with the Company in a capacity other than as a Non-Bargaining Unit Employee.  For example, an individual satisfies the requirements of this subsection if he or she is a Bargaining Unit Employee on September 30, 2006.

(c)
A Participant satisfies the requirements of this subsection (c) if, on September 30, 2006, he or she was on leave of absence from a Participating Employer or other entity under Common Control with the Company or was receiving benefits from a Participating Employer’s long-term disability program.

However, if a Participant described in (a), (b), or (c) has a Termination of Employment after September 30, 2006 and is later rehired by a Participating Employer, he or she is not a Group I

Participant during the period of reemployment.  Also, if a Participant had a Termination of Employment prior to October 1, 2006 and is rehired on or after said date, he or she is not a Group I Participant.

Sec. 2.21                      Group II Participant. “Group II Participant” means a Non-Bargaining Unit Employee who is not a Group I Participant.

Sec. 2.22                      Highly Compensated Employee. “Highly Compensated Employee” means an employee described in (a) or (b):

(a)           The employee at any time during the current or prior Plan Year was a 5% owneras defined in Code § 416(i)(1).

(b)
The employee received Testing Wages for the prior Plan Year equal to or greater than the applicable limit under Code § 414(q), which was $105,000 for 2008 and $110,000 for 2009 and is subject to a cost-of-living adjustment after 2009.

Sec. 2.23                      Leased Employees. A “Leased Employee” is a person who is a “leased employee” within the meaning of Code §414(n) with respect to services that person provides to the Company and other members of the Control Group.  Code §414(n) generally provides that a “leased employee” is any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (the “leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient.  For purposes of determining Aggregate Continuous Service, the term “Leased Employee” also includes a person who would meet the requirements of Code §414(n) with respect to such services but for his or her failure to complete a year of leased service.  Individuals may not become Participants or accrue benefits under the Plan while they are Leased Employees.  As provided in Code §414(n)(1)(B), contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient are treated as provided by the recipient for purposes of the requirements listed in Code §414(n)(3).

Sec. 2.24                      Named Fiduciary.  The Company is a “Named Fiduciary” for purposes of ERISA.  Other persons are also Named Fiduciaries under ERISA if so provided by said Act or if so identified by the Company.  Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be delegated by the Company.

Sec. 2.25                      Non-Bargaining Unit Employee.  “Non-Bargaining Unit Employee” means a Qualified Employee described in (1) or (2):

(1)           An employee who is not a member of any collective bargaining unit.

(2)	An employee who is a member of a collective bargaining unit but for whom there is no collective bargaining agreement.

Sec. 2.26                      Non-Highly Compensated Employee.  “Non-Highly Compensated Employee” means an employee of a Participating Employer who is not a Highly Compensated Employee.

Sec. 2.27                      Normal Retirement Age.  “Normal Retirement Age” is age 65.

Sec. 2.28                      Participant.  A “Participant” is an individual described as such in Article III.

Sec. 2.29                      Participating Employer.  The Company is a Participating Employer in the Plan.  Any other employer under Common Control with the Company may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. The Participating Employers are listed on Schedule 1.

Sec. 2.30                      Partnership Allocation. “Partnership Allocation” means an amount allocated pursuant to Sec. 4.4(c).

Sec. 2.31                      Period of Continuous Service.  A “Period of Continuous Service” is the period beginning on an employee’s Employment Commencement Date and ending on the day before the day on which the employee begins a Recognized Break In Service.  The duration of a Period of Continuous Service is measured in years and days.

Sec. 2.32                      Periodic Pay.  A Participant’s “Periodic Pay” for a calendar quarter or other portion of a Plan Year means straight time pay received during said period, subject to the following:

(a)	Periodic Pay is the gross amount before any reduction pursuant to Code §§ 125, 132(f)(4) or 401(k).

(b)           Periodic Pay excludes the amounts listed in Sec. 2.6(b)(1) through (7).

(c)           Periodic Pay for a Plan Year shall not exceed the limit under Code § 401(a)(17), which is $245,000 for 2009 and is subject to a cost-of-living adjustment for Plan Years after 2009.

Sec. 2.33                      Plan Year.  The “Plan Year” is the 12-consecutive-month period commencing on January 1.

Sec. 2.34                      Qualified Employee.  “Qualified Employee” means each common law employee of a Participating Employer, subject to the following:

(a)	An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

(b)
During any period that an employee is covered by the provisions of a collective bargaining agreement between his or her collective bargaining representative and a Participating Employer, he or she shall be considered a Qualified Employee for purposes of this Plan if and only if such agreement expressly so provides.  For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(c)
An employee is a Qualified Employee during a period of absence from active service which does not result from his Termination of Employment, provided he or she is a Qualified Employee at the commencement of such period of absence.

(d)
A nonresident alien while not receiving earned income (within the meaning of Code § 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)) is not a Qualified Employee.

(e)	An officer of Allete, Inc. whose primary employer is not a Participating Employer is not a Qualified Employee.

Sec. 2.35                      Recognized Break in Service.  A “Recognized Break In Service” is a period of at least a 12 consecutive month duration which begins on the day on which an individual’s Termination of Employment occurs.  A Recognized Break In Service ends, if ever, on the day on which the individual again performs service as an employee of a Participating Employer, an Affiliate or a Predecessor Employer.  However, if an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.  For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Sec. 2.36                      Results Sharing Award.  A Participant’s “Results Sharing Award”, if any, is his or her annual bonus pursuant to the Company’s results sharing (annual bonus) program.  Beginning with 2006, half of each Participant’s Results Sharing Award is automatically provided through the Plan pursuant to Sec. 4.4(f), and the other half may be contributed by the Participant pursuant to Sec. 5.1(b) or Sec. 5.4.

Sec. 2.37                      Retirement Plan A. “Retirement Plan A” means Minnesota Power and Affiliated Companies Retirement Plan A as amended from time to time.

Sec. 2.38                      Retirement Plan B.  “Retirement Plan B” means Minnesota Power and Affiliates Companies Retirement Plan B  as amended from time to time.

Sec. 2.39                      Rollover Contributions.  “Rollover Contributions” are amounts rolled into this Plan from another Plan pursuant to Sec. 5.3.

Sec. 2.40                      Roth 401(k) Contributions. “Roth 401(k) Contributions” are amounts contributed pursuant to Sec. 5.4.

Sec. 2.41                      Salary.  “Salary” means a Participant’s regular periodic salary.  This is the gross amount, before any reduction under Code § 125, 132(f)(4), or 401(k).

Sec. 2.42                      Supplemental Retirement Plan.  “Supplemental Retirement Plan” or “SRP” means the Minnesota Power and Affiliated Companies Supplemental Retirement Plan, a predecessor to this Plan.

Sec. 2.43                      Termination of Employment.  The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his or her resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or the happening of any other event or circumstance which under the policy of his or her employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers and other entities under Common Control with the Company.

Sec. 2.44                      Testing Wages.   “Testing Wages” is used to determine which individuals are Highly Compensated Employees, and to apply various limits required by the Code, including the Code § 401(m) contribution percentage limit and the Code § 415 limit on annual additions.  Testing Wages means a Participant’s total compensation received from Participating Employers and other entities under Common Control with the Company that is reported in Box 1 of Internal Revenue Service Form W-2, subject to the following:
   (a)           Testing Wages means the gross amount before any reduction pursuant to Code §§
125, 132(f)(4) or 401(k).

(b)	A Participant’s Testing Wages for a Plan Year shall not exceed the limit under Code § 401(a)(17), which is $245,000 for 2009 and is subject to a cost of living adjustment for Plan Years after 2009.

(c)
       Testing Wages excludes severance pay and any other amounts paid after a Participant’s Termination of Employment.  However, a Participant’s final pay for service rendered while an employee is included in Testing Wages provided it is paid within 2 ½ months after Termination of Employment or, if later, by the end of the Plan Year in which the Termination of Employment occurred.

(d)
       Amounts such as fringe benefits, employer paid life insurance premiums, gains from stock option exercises or restricted stock, and moving expense reimbursements are included in Testing Wages to the extent such amounts are required to be reported in Box 1 of Form W-2, as are all other items which must be so reported.

(e)	In cases where a Participant has a Total Disability, Testing Wages includes an imputed amount equal to the Participant’s rate of pay immediately prior to the date he or she became disabled.

Sec. 2.45                      Total Disability.  “Total Disability” means eligibility for a benefit under the Company’s long-term disability plan.

Sec. 2.46                      Trust Agreement.  A “Trust Agreement” or “Trust” is an agreement entered into between the Company and a Trustee pursuant to Sec. 12.2.

Sec. 2.47                      Trustee.  The “Trustee” is the trustee or trustees appointed and acting from time to time for the purpose of holding, investing, and disbursing all or a portion of the Fund.

Sec. 2.48                      Unallocated Reserve. “Unallocated Reserve” means that portion of the Fund which consists of shares of Company Stock (and dividends and any other earnings attributable thereto) acquired with the proceeds of an Exempt Loan and which are held in suspense pending allocation to Participants’ Accounts pursuant to Article IV.

Sec. 2.49                      Valuation Date.  “Valuation Date” means each date on which the Fund and Accounts are valued as provided in Article VII.  Each business day of the Plan Year is a Valuation Date.

ARTICLE III
PLAN PARTICIPATION

Sec. 3.1                      Eligibility for Participation.  On and after January 1, 2002, each Qualified Employee shall become a Participant as follows:

(a)
For purposes of making Before Tax, After Tax, Rollover, and Roth 401(k) Contributions under Article V, and for purposes of sharing in Results Sharing allocations under Article IV, an individual shall become a Participant immediately upon becoming a Qualified Employee.

(b)
For purposes of sharing in Partnership Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the month on which he or she satisfies both of the following requirements:

(1)	He or she completed a year of Aggregate Continuous Service prior to said date.

(2)	He or she is a Non-Bargaining Unit Employee on said date.

An employee who transfers to a position as a Non-Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service will become a Participant for purposes of sharing in Partnership Allocations on the first day of the month coincident with or next following the transfer date.

(c)
For purposes of sharing in Matching Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the calendar quarter on which he or she satisfies both of the following requirements:

(1)	He or she completed a year of Aggregate Continuous Service prior to said date.

(2)	He or she is a Non-Bargaining Unit Employee on said date.

An employee who transfers to a position as a Non-Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service shall become a Participant for purposes of sharing in Matching Allocations on the first day of the calendar quarter coincident with or next following the transfer date.

(d)
For purposes of sharing in Bargaining Unit Allocations under Article IV, a Qualified Employee shall become a Participant on the first day of the calendar quarter on which he or she satisfies both of the following requirements:

(1)	He or she completed a year of Aggregate Continuous Service prior to said date.

(2)	He or she is a Bargaining Unit Employee on said date.

An employee who transfers to a position as a Bargaining Unit Employee after he or she completes a year of Aggregate Continuous Service shall become a Participant for purposes of sharing in Bargaining Unit Allocations on the first day of the calendar quarter coincident with or next following the transfer date.

Sec. 3.2                      Duration of Participation.  A Participant shall continue to be such until the later of (i) the Participant’s Termination of Employment, or (ii) the date all benefits, if any, to which he or she is entitled hereunder have been distributed from the Fund.

Sec. 3.3                      Reemployment.  If a former employee is reemployed as a Qualified Employee:

(a)
If the individual was a Participant under Sec. 3.1(b), (c), or (d) (or any predecessor provision) during his or her previous period of employment, he or she will resume being a Participant immediately.

(b)
If the individual had not yet qualified as a Participant under Sec. 3.1(b), (c) or (d) (or any predecessor provision) during his or her previous period of employment, the prior service will be recognized for purposes of Aggregate Continuous Service under Sec. 3.1(b), (c) and (d).

Sec. 3.4                      No Guarantee of Employment  Participation in the Plan does not constitute a guarantee or contract of employment with a Participating Employer.  Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.

ARTICLE IV
ESOP PROVISIONS

Sec. 4.1                      Leveraged Stock Acquisitions.  Upon direction by the Company, the Trustee is authorized to enter into one or more Exempt Loans.  The proceeds of any Exempt Loan shall be used as provided in Sec. 2.17.  All shares of Company Stock acquired with the proceeds of any Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released pursuant to Sec. 2.17(e).

Sec. 4.2                      Leveraged ESOP Contributions.   The Participating Employers shall make sufficient cash contributions to enable the Trustee to pay any currently maturing obligations under an Exempt Loan, to the extent those obligations have not been paid with dividends pursuant to Sec. 4.3 or with income on other assets held in the Unallocated Reserve.  The Participating Employers may also make additional cash contributions for the purpose of repaying the Exempt Loan more rapidly than is required under the terms of that loan.  The decision whether to prepay the loan is subject to the consent of the Company in its capacity as sponsor of the Plan.  Payments on an ESOP loan with respect to a Plan Year may not exceed the sum of contributions under this section and dividends available for such loan payments under Sec. 4.3 (including contributions and dividends paid in prior Plan Years) minus such payments for prior Plan Years.

Sec. 4.3                      Application of Dividends.  “Dividends” on shares of Company Stock in the Unallocated Reserve and on shares of Company Stock in Accounts shall be applied as follows:

(a)
Dividends on Shares Held in Basic Accounts.  Any Participant who has a Basic Pre-1989 or Basic Post-1989 Account may elect under Sec. 10.12 to receive a cash distribution of the dividends on the shares in said Account.  Any remaining dividends on shares in Basic Pre-1989 Accounts will be used to make payments on the Exempt Loan.  Any remaining dividends on shares in Basic Post-1989 Accounts will remain in such Accounts.

(b)
Dividends on Shares Held In Unallocated Reserve And On Allocated Shares Acquired Through Leveraged Stock Acquisitions.   Dividends received on shares of Company Stock held in the Unallocated Reserve and on shares of Company Stock allocated to Accounts (other than Basic Pre-1989 or Basic Post-1989 Accounts) that were originally acquired with  the proceeds of an Exempt Loan will be used to pay principal and interest then due on the Exempt Loan used to acquire such shares.  If the amount of such dividends exceeds the amount needed to pay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to pay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company (in its capacity as sponsor of the Plan), the excess may be used to prepay principal on such Exempt Loan.  Once an Exempt Loan has been totally repaid, dividends on allocated shares acquired with that  loan shall remain in Participant Accounts unless withdrawn pursuant to Sec. 10.12.

(c)           Dividends On Other Shares.  Dividends on shares originally acquired by the Plan from sources other than tax credit contributions and leveraged stock acquisitions (e.g. dividends or shares purchased by the Plan in non-leveraged transactions) shall remain in the Accounts in which the shares are held.  Such dividends shall be added to the Account balance on the dividend payment date.  Under applicable law, such dividends may not be used for loan payments.  Such dividends are available for withdrawal to the extent provided under Sec. 10.12.

(d)
Dividends used to make loan payments will be applied first to principal.  To the extent possible, dividends used to make loan payments will be applied first to any principal payments that are being made on the loan, and any remaining portion will be applied to pay interest.

Sec. 4.4                      Allocations.   Shares of Company stock released from the Unallocated Reserve pursuant to Sec. 2.17(e) shall be allocated among Accounts as provided in this section.  This section provides for various types of allocations for various groups of employees, and gives the rules for determining who is eligible to receive each type of allocation and how much that allocation will be.  Allocations under this section will be as follows:

(a)
Allocations To Replace Dividends.  If dividends paid on Company Stock held in Participants’ Accounts are used to make payments on the Exempt Loan, there shall be allocated to each such Account from the Unallocated Reserve Company Stock having a value equal to the amount of dividends so used.  “Value” for this purpose shall be determined according to the New York Stock Exchange closing price on the payment date for the particular dividend.  Beginning with the December 2004 dividend, such allocations will occur on the date the dividend is paid.  (Allocations with respect to the March, June, and September 2004 dividends occurred September 2, 2004.)

(b)
Tax Reduction Allocations.  Each Plan Year the Company will estimate the tax savings it will realize as a result of the tax deduction for dividends paid during the Plan Year on Company Stock held in Basic Pre-1989 and Basic Post-1989 Accounts.  This estimate will recognize both tax savings during the current Plan Year and the present worth of any future tax savings in the event the full deduction cannot be used currently.  Shares of Company Stock equivalent to the estimated tax savings will be allocated among Special Accounts as provided in this subsection.  The total number of shares to be allocated under this subsection will have an aggregate fair market value equivalent to the estimated tax savings.  “Fair market value” for this purpose means the average New York Stock Exchange closing price for the last 20 business days up to and including December 15 of the Plan Year.  These shares will be from the Unallocated Reserve.  A portion of these shares will be allocated as provided in paragraph (1), and the remainder of them will be allocated as provided in paragraph (2):

(1)           Allocations According to Shares Held on December 31, 2006.  A
portion of the shares will be allocated among eligible Participants in proportion to the number of shares of Company Stock they have credited to their Basic Pre-1989 Accounts as of December 31, 2006.  The number of shares allocated under this paragraph (1) will be determined by the Company and will be set in a way so that the allocation satisfies the requirements of Code § 401(a)(4).

(2)	Per Capita Allocations. The remainder of the shares will be allocated among eligible Participants in equal amounts per capita.
(3)
If a Participant has a Termination of Employment during a Plan Year, the allocation under (1) and (2) will be prorated, and he or she will receive one fourth of the normal allocation for each dividend payment date on which he or she is an Active Participant.  No Tax Reduction Allocations will be made to the Participant for any Plan Year after the Plan Year in which the Termination of Employment occurred.

(4)
If a Participant withdraws all or any portion of his or her Basic Pre-1989 Account pursuant to Sec. 10.11 during 2007 or any subsequent Plan Year, the allocation under (1) and (2) for said Plan Year will be prorated, and he or she will receive one fourth of the normal allocation for each dividend payment date preceding the withdrawal.  No Tax Reduction Allocations will be made to the Participant for any Plan Year after the Plan Year in which the withdrawal occurred.

(5)
To share in such allocations, a Participant must have a Basic Pre-1989 Account.  If such a Participant has a Termination of Employment or withdrawal after 2006 under Sec. 10.11, allocations will be limited as provided in (3) and (4).

(c)	Partnership Allocations. A Partnership Allocation will be made to the Partnership Account of each Non-Bargaining Unit Participant each Plan Year, subject to the following:

(1)	A Participant will be eligible to share in the Partnership Allocation only if he or she is both an Active Participant and a Non-Bargaining Unit Employee at some time during the Plan Year.

(2)	Partnership Allocations with respect to the period January 1, 2006 – September 30, 2006 will be equal to 3.5% of Annual Pay during said period.

(3)
Partnership Allocations with respect to a Group I Participant’s Annual Pay during the period from October 1, 2006 through December 31, 2006 and during any Plan Year thereafter will be not less than the percentage of Annual Pay determined from the following table:

Participant’s attained age in whole years on December 31 of the Plan Year	Allocation percentage
Under Age 30	6.0%
Age 30 to 39	6.5%
Age 40 to 44	7.5%
Age 45 to 54	8.5%
Age 55 or older	11.5%

(4)
However, if a Group I Participant is 59 or older on January 1, 2006, his or her allocation for the period from October 1, 2006 through December 31, 2006 and during any Plan Year thereafter will be equal to not less than 12% of  Annual Pay.

(5)	For Group II Participants, the Partnership Allocation for the period October 1, 2006 through December 31, 2006 and for each Plan Year thereafter will be equal to not less than 6% of Annual Pay.

(6)
For purposes of determining Partnership Allocations for 2006, if a Participant was eligible for Partnership Allocations throughout 2006, three-fourths of his Annual Pay will be assigned to the period from January 1, 2006 through September 30, 2006, and one fourth to the period from October 1, 2006 through December 31, 2006.  However, if a Participant was not eligible for Partnership Allocations for the entire year, his Annual Pay for the period through September 30, 2006 will be determined by multiplying his Annual Pay for all of 2006 by a fraction, the numerator of which is the calendar days he was eligible for Partnership Allocations during the period from January 1, 2006 through September 30, 2006 and the denominator of which is the total number of calendar days he was eligible for Partnership Allocations during 2006.  The remainder of his Annual Pay for 2006 will be assigned to the period from October 1, 2006 through December 31, 2006.

(7)
A Participant’s Partnership Allocation will consist of shares of Company Stock with a fair market value sufficient to provide the percentage determined from (2), (3), (4), or (5), whichever is applicable.  “Fair market value” for this purpose will be determined as provided in subsection (b).

(8)
For purposes of determining a Participant’s Annual Pay, pay for service in any job category other than as a Non-Bargaining Unit Employee and pay prior to the date an individual satisfied the eligibility requirements of Sec. 3.1(b) will be disregarded.

(9)	Shares of Company Stock to provide Partnership Allocations will come from the Unallocated Reserve.

(10)
If the amount available for allocation for a Plan Year is greater than the amount necessary to make the minimum allocations required by (3), (4), and (5), the excess amount shall be allocated as follows:

(A)	Any excess amount for 2006 will be allocated in proportion to Annual Pay for the period from October 1, 2006 through December 31, 2006, determined as provided in (6).

(B)	Any excess amount for a Plan Year after 2006 will be allocated in proportion to Annual Pay for that Plan Year.

(d)
Bargaining Unit Allocations.  A Bargaining Unit Allocation will be made to the Bargaining Unit Account of each eligible Bargaining Unit Employee for each calendar quarter beginning on or after April 1, 2001, subject to the following:

(1)
A Participant will be eligible to share in the Bargaining Unit Allocation for a calendar quarter only if he or she is a Bargaining Unit Employee and Active Participant on the first day of that quarter.  If a Participant transfers to a job in which he or she is not a Bargaining Unit Employee after the first day of the quarter, he or she will nevertheless receive a Bargaining Unit Allocation based on his or her Periodic Pay for the entire quarter.

(2)
The Bargaining Unit Allocation for a calendar quarter shall consist of shares of Company Stock having a fair market value equal to 1% multiplied by the Participant’s Periodic Pay for that calendar quarter.  For the calendar quarter ending March 31, 2004, the Bargaining Unit Allocation is .0075 (i.e. ¾ of 1%) of January 2004 Periodic Pay plus 1% of February and March 2004 Periodic Pay.

(3)	The fair market value of shares of Company Stock for purposes of determining the Bargaining Unit Allocation for a quarter will be determined as follows:

(A)	For the first three calendar quarters of the Plan Year, the fair market value is the New York Stock Exchange closing price on the last business day of said quarter.

(B)	For the last calendar quarter of the Plan Year, the fair market value will be determined as provided in subsection (b).

(4)	Bargaining Unit Allocations for a quarter will occur as of the end of that quarter.

(5)	Shares for the Bargaining Unit Allocation will come from the Unallocated Reserve.

(e)	Matching Allocations. A Matching Allocation determined as follows will be made each calendar quarter to the Matching Account of each eligible Non-Bargaining Unit Employee:

(1)           A Participant will be eligible to share in the Matching Allocation for a calendar quarter only if he or she is a Non-Bargaining Unit Employee and Active Participant on the first day of that quarter.  If a Participant transfers to a job as a Bargaining Unit Employee after the first day of the quarter, he or she will nevertheless receive a Matching Allocation based on his or her Periodic Pay and Before Tax Contributions for the entire quarter.  The first Matching Allocations will be for the calendar quarter beginning July 1, 2001.

(2)	Matching Allocations for 2006 will be determined as follows:

(A)
For the first, second and third quarters of 2006, the Matching Allocation will consist of shares of Company Stock having fair market value equal to 50% of the Participant’s Before Tax Contributions during said quarter, but disregarding any Before Tax Contributions in excess of 4% of the Participant’s Periodic Pay for that quarter.

(B)	For the fourth quarter of 2006:

(i)
The Matching Allocation for Group I Participants will consist of shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions during said quarter, but disregarding any Before Tax Contributions in excess of 4% of the Participant’s Periodic Pay for the quarter.

(ii)
The Matching Allocation for Group II Participants will consist of shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions during said quarter, but disregarding any Before Tax Contributions in excess of 5% of the Participant’s Periodic Pay for the quarter.

(C)           For purposes of determining Matching Allocations for 2006, if a
Participant was eligible for Matching Allocations throughout 2006, three-fourths of her Before Tax Contributions will be assigned to the period from January 1, 2006 through September 30, 2006, and one fourth to the period from October 1, 2006 through December 31, 2006.  However, if a Participant was not eligible for Matching Allocations for the entire year, her Before Tax Contributions for the period through September 30, 2006 will be determined by a fraction, the numerator of which is the calendar days she was eligible for Matching Allocations during the period from January 1, 2006 through September 30, 2006 and the denominator of which is the total number of calendar days she was eligible for Matching Allocations during 2006.  The remainder of her Before Tax Contributions for 2006 will be assigned to the period from October 1, 2006 through December 31, 2006.

(3)	Beginning with the first quarter of 2007:

(A)
The Matching Allocation for Group I Participants will consist of shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during said quarter, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 4% of the Participant’s Periodic Pay for the quarter.

(B)
The Matching Allocation for Group II Participants will consist of shares of Company Stock having a fair market value equal to 100% of the Participant’s Before Tax Contributions and Roth 401(k) Contributions during said quarter, but disregarding any Before Tax Contributions and Roth 401(k) Contributions in excess of 5% of the Participant’s Periodic Pay for the quarter.

(4)	The fair market value of shares of Company Stock for purposes of determining the Matching Allocation for a quarter will be determined as follows:

(A)	For the first three calendar quarters of the Plan Year, the fair market value is the New York Stock Exchange closing price on the last business day of said quarter.

(B)	For the last calendar quarter of the Plan Year, the fair market value will be determined as provided in subsection (b).

(5)           Matching Allocations for a quarter will occur as of the end of that quarter.

(6)	Shares for the Matching Allocation will come from the Unallocated Reserve.

(7)           Matching Allocations shall be trued up to the extent necessary so that aggregate Matching Allocations for the Plan Year equals the applicable percentage under paragraphs (2) and (3).  The fair market value of shares used to make the true up allocation will be determined as provided in subsection (b).

(f)
Results Sharing Allocations.  Beginning with any Results Sharing Award earned for 2006, half of a Participant’s Results Sharing Award will be provided in the form of an allocation of shares of Company Stock from the Unallocated Reserve, subject to the following:

(1)
For purposes of converting half of any Results Sharing Award earned for a Plan Year to shares allocated under this section, shares will be valued at their “fair market value”, which for this purpose, means the average New York Stock Exchange closing price for the last 20 days up to and including the date that is 15 calendar days prior to the date on which the cash portion of any Results Sharing Award is paid to Participants.

(2)
Shares earned for a Plan Year under this subsection will be credited to Results Sharing Accounts on a date determined by the Company.  Said date may be after the close of the Plan Year the shares are earned.

(3)
Results Sharing Allocations are available to Participants who are Non-Bargaining Unit Employees (both Group I Participants and Group II Participants) and Participants who are Bargaining Unit Employees.

(4)	No allocation will be made under this subsection with respect to Results Sharing Awards attributable to compensation in excess of the limit under Code §401(a)(17).

If the value of Company Stock available for allocation is less than the amount required to complete all allocations required under this Sec. 4.4, additional amounts of Company Stock shall be released from the Unallocated Reserve in an amount sufficient to complete allocations at the required level.  If such advances occur, the Participating Employers shall make contributions such that the Trustee can make subsequent loan payments in an amount sufficient so that the aggregate number of shares required to be released from the Unallocated Reserve for the entire Plan Year under Sec. 2.17(e) is equal to the aggregate number of shares actually released for the entire Plan Year.

Sec. 4.5                      Time of Contributions.  Contributions by a Participating Employer for a Plan Year shall be paid to the Fund no later than the time (including extensions thereof) prescribed by law for filing the employer’s federal income tax return for the tax year in which the Plan Year ends.  Contributions with respect to a particular Plan Year generally shall be made during that year or as soon as reasonably possible after the close of said year.

Sec. 4.6                      Long-Term Disability Allocations  If a Participant has a Total Disability:

(a)
He or she will be eligible for allocations under Sec. 4.4 during the period while he or she is receiving benefits under the Company’s long-term disability plan on the same basis as he or she was receiving allocations immediately before becoming disabled.  However, no Results Sharing Allocations will be provided while on long-term disability.

(b)
For purposes of determining the amount of such allocations, the Participant will be deemed to continue having Annual Pay and Periodic Pay at the rate in effect immediately before he or she became disabled.  Said deemed pay will also be recognized as Testing Wages for purposes of applying the Code §415 limit under Sec. 6.1(a)(2).

(c)	Participants are free to make Salary Reduction Contributions from their long-term disability benefits.

ARTICLE V
PARTICIPANT CONTRIBUTIONS

Sec. 5.1                      Before Tax Contributions.  Participants may make the following types of contributions to the Plan on a before tax basis pursuant to Code § 401(k):

(a)	Salary Reduction Contributions. Before-tax contributions may be made from salary as provided in the subsection:

(1)
On and after January 1, 2009, when an individual qualifies as a Participant under Sec. 3.1(a), he or she shall automatically be enrolled in Salary Reduction Contributions equal to 5% of the Participant’s Salary.  If a former Participant is rehired as a Qualified Employee, he or she will also be automatically enrolled in Salary Reduction Contributions equal to 5% of Salary.  Participants who are automatically enrolled  may modify said contribution rate as provided in paragraph (3).  Said automatic contributions will not commence until at least 30 days after an individual becomes a Participant.

(2)
On January 1, 2009, each individual who is eligible to make Salary Reduction Contributions but has not made an affirmative election whether to contribute will automatically be enrolled in Salary Reduction Contributions equal to 5% of the Participant’s Salary.  Such a Participant may modify said contribution rate as provided in paragraph (3).

(3)
A Participant may at any time modify his or her rate of Salary Reduction Contributions, discontinue making such Contributions, or resume making such Contributions.  If a Participant elects to make Salary Reduction Contributions, the contribution rate must be a whole percentage of Salary of at least 1%.

(4)
A Participant who has not previously made Salary Reduction Contributions and who is automatically enrolled on or after January 1, 2009 may elect to withdraw all Salary Reduction Contributions made on his or her behalf, adjusted for investment gains or losses.  Any election under this subsection must be made within 90 days after the date of automatic enrollment.  (For this purpose, the 90 day election period begins the day after the first payday that automatic contributions were withheld from the individual’s taxable pay.)  A Participant who elects such a withdrawal will forfeit all Matching Allocations with respect to the Salary Reduction Contributions that are withdrawn.  Any such election must take effect not later than the earlier of (i) the pay date for the second payroll period that begins after the date the  election was made, or (ii) the first pay date that occurs at least 30 days after the date the election was made.  This paragraph only applies to (i) new Participants who are making Salary Reduction Contributions for the first time, and (ii) individuals who were eligible to contribute in the past but did not make any Salary Reduction Contributions.  Such withdrawals may not be made by individuals who made Salary Reduction Contributions in the past.

(5)	Each Participant who is affected by the Plan’s automatic enrollment provisions will be provided the notice required by Code §414(w)(4).

(6)	The Participant’s Participating Employer will make a contribution to the Plan equal to the amount of the Salary reduction.

(b)
Results Sharing Contributions.  Beginning with the Award earned for 2006, half of a Participant’s Results Sharing Award is provided in the form of an allocation of Company Stock pursuant to Sec. 4.4(f) and the other half is paid to the Participant in cash.  A Participant may elect to have the cash portion reduced by any whole percentage and contributed to the Plan on a before-tax basis.  His or her Participating Employer will make a Results Sharing Contribution to the Plan equal to the amount of the reduction.  Such elections must be made not later than a deadline established by the Company.

(c)
Flexible Dollars Contributions.  Prior to 2005, a Participant could elect to have part or all of the amount credited under the Flexible Compensation Program contributed as a Flexible Dollars Contribution.  No Flexible Dollars Contributions shall be made after December 31, 2004, except to the extent necessary to complete such contributions for the Plan Year ending on that date.

Sec. 5.2                      After Tax Contributions.  A Participant may elect to contribute any whole percentage (but not more than 25%) of his or her Salary to the Plan as an After Tax Contribution.  The Participating Employer of a Participant who makes such an election shall withhold the After Tax Contribution from the Participant’s Salary and transmit it to the Plan.  A Participant may modify, discontinue, or resume After Tax Contributions at any time.  Such contributions do not reduce the Participant’s taxable income and are not subject to Code § 401(k).

Sec. 5.3                      Rollover Contributions.  With the consent of the Company, which shall be granted in its sole discretion and only if it determines the amount to be transferred constitutes a Rollover Contribution, a Participant may transfer to the Fund an amount that constitutes a Rollover Contribution, subject to the following:

(a)
“Rollover Contribution” means a contribution of an amount from another qualified plan, qualified annuity plan, tax sheltered annuity, individual retirement account or annuity, or eligible deferred compensation plan of a state or local government or political division thereof, which may be rolled over to the Plan pursuant to any Code provision which permits such rollovers.

(b)	A Rollover Account shall be established for each Participant who makes a Rollover Contribution.

(c)
If a Rollover Contribution includes after-tax assets, said assets will be accepted only to the extent the rollover is made as a direct transfer from another plan qualified under Code § 401(a).  Such after-tax assets shall be separately accounted for.

(d)
On and after January 1, 2007, a direct Rollover Contribution from another qualified plan may include amounts attributable to Roth 401(k) Contributions.  Such amounts will be accepted only in the form of a direct rollover from the other plan and not in the form of amounts distributed to the Participant and later rolled over.  Such amounts will be separately accounted for.

(e)	In no event will any hardship distributions (consisting of amounts deferred from taxation under Code § 401(k) or otherwise) be accepted.

Sec. 5.4                      Roth 401(k) Contributions.  Participants may make the following types of contributions to the Plan on an after tax basis in the form of Roth 401(k) Contributions:

(a)
Roth Salary Reduction Contributions.  Effective January 1, 2007, a participant may elect to have his or her Salary reduced by any whole percentage and contributed to the Plan as a Roth 401(k) Contribution.  His or her Participating Employer will make a Roth Salary Reduction Contribution to the Plan equal to the amount of the reduction.  A Participant may modify, discontinue, or resume Roth Salary Reduction Contributions at any time.

(b)
Roth Results Sharing Contributions.  Beginning with the Award earned for 2007. a Participant may elect to have the cash portion of his or her Results Sharing Award reduced by any whole percentage and contributed to the Plan as a Roth 401(k) Contribution.  His or her Participating Employer will make a Roth Results Sharing Contribution to the Plan equal to the amount of the reduction.  Such elections must be made not later than a deadline established by the Company.

Such contributions are in lieu of part or all of the Before Tax Contributions the Participant otherwise is eligible to make.  Roth 401(k) Contributions are treated by the Participant’s Participating Employer as includible in the Participant’s taxable income at the time the Participant would have received the amount involved in cash but for the contribution election.

Sec. 5.5                      Amounts Paid After Termination of Employment. .  Participant contributions under Sections 5.1 – 5.4 may not be made from severance pay or other amounts paid after the Participant’s Termination of Employment.  However, contributions may be made from the Participant’s final pay for services rendered while an employee, provided it is paid within 2 ½ months after Termination of Employment, or if later, by the end of Plan Year in which Termination of Employment occurred.

ARTICLE VI
LIMITS ON ALLOCATIONS AND BENEFITS

Sec. 6.1                      Limitation on Allocations.  Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code § 415.  For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code § 415:

(a)	The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

(1)	The limit under Code § 415(c)(1)(A), which is $46,000 for 2008, and is subject to a cost of living adjustment for Plan Years after 2008.

(2)	100% of the Participant’s Testing Wages.

(b)
If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or other entity under Common Control with the Company, and if the amount of Employer contributions otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code § 415, such allocations under this Plan and each of such other plans shall be reduced to the extent necessary to comply with said limitations.

(c)	If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded with respect to any Participant:

(1)
Excess Before Tax Contributions and any related investment earnings for any Participant who was age 50 or older on the last day of the Plan Year will be recharacterized as catch-up contributions, but only to the extent that the recharacterized amount, when added to any other catch-up contributions for the Participant, do not exceed the limit under Sec. 6.2(b).

(2)
If there is any excess amount remaining after (1), it will be corrected as provided in the Employee Plans Compliance Resolution System (EPCRS) and any other applicable guidance from the U.S. Department of Treasury.

(d)
For purposes of this section, “Annual Additions” means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by the Participating Employers:

(1)           Employer contributions.  For this purpose, “employer contributions”
means the sum of (i) contributions made under Sec. 4.2 and applied to make principal payments on Exempt Loans to the extent such payments are attributable to shares allocated to the Participant out of the Unallocated Reserve and (ii) other employer contributions (including Before Tax Contributions) under this or any other qualified defined contribution plan.  However, “catch-up” contributions made pursuant to Code § 414(v) are not Annual Additions.

(2)	Roth 401(k) Contributions.

(3)           After Tax Contributions.

(4)
Forfeitures allocated in lieu of employer contributions; provided, however, that forfeitures attributable to Company Stock acquired with the proceeds of an Exempt Loan are Annual Additions only if the requirements of subsection (e) are not met.

Interest on an Exempt Loan shall be an Annual Addition for any Plan Year that the requirements of subsection (e) are not met.  An Annual Addition with respect to a Participant’s Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant’s Accounts under the terms of the Plan as of any date within such Plan Year.

(e)
The requirements of this subsection (e) are met with respect to a particular Plan Year if no more than one-third of the shares released from the Unallocated Reserve as a result of leveraged ESOP contributions under Sec. 4.2 are allocated to Highly Compensated Employees.

Sec. 6.2                      Limit on Before Tax Contributions.  Before Tax Contributions for a Participant for a Plan Year (including Salary Reduction Contributions, Results Sharing Contributions, and Flexible Dollars Contributions) and Roth 401(k) Contributions shall not exceed the maximum annual amount permitted for that Plan Year under subsection (a) plus any additional amount permitted by subsection (b):

(a)
Except as provided in subsection (b), a Participant’s Before Tax Contributions and Roth 401(k) Contributions for 2009 may not exceed $16,500.  Said limit shall be adjusted for cost of living for years after 2009.

(b)
If a Participant is 50 or older on the last day of a Plan Year, and has contributed the full amount permitted under subsection (a), he or she may make additional “catch-up” Before Tax Contributions and Roth 401(k) Contributions for 2009 not in excess of $5,500.  Said amount shall be adjusted for cost of living for years after 2009.

Sec. 6.3                      Return of Excess Deferrals.  Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and any income allocable thereto may be distributed at any time after the Excess Deferrals are received but in no case will the Excess Deferrals be distributed later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

(a)
For purposes of this section, “Excess Deferrals” means the amount of Before Tax Contributions and Roth 401(k) Contributions for a calendar year that the Participant claims pursuant to the procedure in subsection (b) because the total amount deferred for the calendar year under this Plan and any other plan exceeds the limit under Code § 402(g).

(b)
The Participant’s written claim, specifying the Participant’s Excess Deferral for the preceding calendar year, shall be submitted to the Company no later than March 1.  The claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code §§ 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code § 402(g) for the year in which the deferral occurred.

(c)
Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto.  The amount of income or loss shall be the pro-rata portion of the income or loss for the year for which the contributions were made, which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan’s aggregate income or loss for said year properly attributable to the Excess Deferrals.  Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed.

(d)
No Matching Allocations will be provided with respect to Excess Deferrals.  Any Matching Allocations made with respect to Before Tax Contributions and Roth 401(k) Contributions which are later determined to be Excess Deferrals shall be forfeited and applied as provided in Sec. 13.12.  The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (c).

(e)	Said distribution shall be made first from Roth 401(k) Contributions and then from Before Tax Contributions.

Sec. 6.4                      Adjustment of Matching Allocations Required by Code § 401(m).  If necessary to satisfy the requirements of Code § 401(m), Matching Allocations for Non-Bargaining Unit Participants will be adjusted as provided in this section.  Under applicable regulations, Matching Allocations provided to Bargaining Unit Participants automatically satisfy §401(m); such Participants will be disregarded in applying this section.

(a)	If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

(1)           The average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average contribution percentage of Non-Highly Compensated Employees for the immediately preceding Plan Year.

(2)
The excess of the average contribution percentage of Highly Compensated Employees for the current Plan Year over the average contribution percentage of Non-Highly Compensated Employees for the immediately preceding Plan Year is not more than two percentage points, and the average contribution percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average contribution percentage of Non-Highly Compensated Employees for the immediately preceding Plan Year.

(b)
The Company may elect to apply subsection (a) by using the average contribution percentage of Non-Highly Compensated Employees for the current Plan Year (rather than the preceding Plan Year).  Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service and will be irrevocable except in accordance with those procedures.

(c)           Average contribution percentages will be determined as follows:

(1)	A Participant’s contribution percentage for a Plan Year is the amount in (A) divided by the amount in (B):

(A)	The Participant’s Matching Allocations under Sec. 4.4(e) and After Tax Contributions under Sec. 5.2.

(B)           The Participant’s Testing Wages for said Plan Year.

(2)
The average contribution percentage for Highly Compensated Employees or Non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were Qualified Employees during that Plan Year.

(3)
The average contribution percentage for Non-Highly Compensated Employees for the preceding Plan Year will take into account all Qualified Employees who were Non-Highly Compensated Employees during the preceding Plan Year, regardless of whether the individual is a Non-Highly Compensated Employee for the current Plan Year.

(4)	The individual and average contribution percentages shall be calculated to the nearest one-hundredth of one percent.
        (d)           At any time during the Plan Year, the Company may make an estimate of the amount of Matching Allocations on behalf of Highly Compensated Employees that will be permitted under this section for the year and may reduce the Matching Allocations for Highly Compensated Employees to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (a).

(e)	If neither of the requirements of subsection (a) is satisfied, then Matching Allocations with respect to Highly Compensated Employees shall be reduced as follows:

(1)
Determine excess amount with respect to each Highly Compensated Employee.  The Company will determine the maximum individual contribution percentage which could be allowed and still satisfy (a)(1) or (a)(2).  For each Highly Compensated Employee whose actual contribution percentage was higher than the maximum individual percentage, the Company will determine the amount of excess contributions (i.e. the amount by which the individual’s actual After Tax Contributions and Matching Allocations exceeds what they would have been if limited to the maximum permitted contribution percentage).

(2)
Add up excess amount for Highly Compensated Employees.  Rather than distribute amounts determined in (1) to the individuals whose After Tax Contributions and Matching Allocations exceeded the maximum permitted contribution percentage, these amounts will be added together to determine an aggregate amount of excess contributions.

(3)
Reduce After Tax Contributions and Matching Allocations.  Reduce After Tax Contributions and Matching Allocations of Highly Compensated Employees who received the highest dollar amount by the amount required to cause After Tax Contributions and Matching Allocations to equal the amount received by the Highly Compensated Employee with the next highest dollar amount.  Continue making such reductions until the aggregate amount of reductions equals the total determined in (2).

(f)           If contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (e), the excess contributions (adjusted for income or losses allocable thereto) shall be subtracted from the Participant’s After Tax Account and Matching Account and distributed to the Participant no later than December 31 of the following Plan Year.  Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Company of an excise tax under Code § 4979.  (However, for distributions with respect to the 2009 Plan Year, if such distributions are made by June 30, 2010, no excise tax will be incurred.)  Income or losses allocable to excess amounts shall be the pro-rata portion of the income or loss for the year for which the contributions were made which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan’s aggregate income or loss for said year properly attributable to the excess amounts.  Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed.

(g)
The Company may direct that the test in this section will be run using the testing options in Treas. Reg. 1.401(m)-2(1)(iii)(A) or (B), which involve special testing provisions for Participants who have not yet attained age 21 or have not yet completed a year of Aggregate Continuous Service.

Sec. 6.5                      Adjustment of Before Tax Contributions Required by Code § 401(k).  Under Sec. 4.4(c), this Plan provides Partnership Allocations to Non-Bargaining Unit Participants in excess of 3% of Annual Pay.  As a result, this Plan is a “safe-harbor plan” and the Code § 401(k) deferral percentage test is not applicable with respect to such Participants.   To qualify as a safe harbor plan, each year the Company must distribute a notice to each Participant which includes the types of safe harbor contributions made, the plan to which they are made, the type and amount of compensation which may be deferred, how to make elections and the period for making elections, and the Plan’s vesting and withdrawal provisions.  A supplemental notice must be provided if the Plan changes its testing method.

However, Bargaining Unit Participants are not eligible to share in Partnership Allocations and the Code § 401(k) deferral percentage test applies to such Participants.  Therefore, if necessary to satisfy the requirements of Code § 401(k), Before Tax Contributions with respect to Bargaining Unit Participants shall be adjusted as follows.  For purposes of applying this section, Non-Bargaining Unit Participants will be disregarded.

(a)	If the requirements of either paragraph (1) or (2) are satisfied with respect to a Plan Year, then no further action is needed under this section:

(1)
The average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 1.25 times the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(2)           The excess of the average deferral percentage of Highly Compensated
Employees for the current Plan Year over the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year is not more than two percentage points, and the average deferral percentage of Highly Compensated Employees for the current Plan Year is not more than 2 times the average deferral percentage of non-Highly Compensated Employees for the immediately preceding Plan Year.

(b)
The Company may elect to apply subsection (a) by using the average deferral percentage of non-Highly Compensated Employees for the current Plan Year (rather than the preceding Plan Year).  Any such election shall be made in accordance with procedures prescribed by the Internal Revenue Service and will be irrevocable except in accordance with those procedures.

(c)           Average deferral percentages will be determined as follows:

(1)
A Participant’s deferral percentage for a Plan Year is his Before Tax Contributions and Roth 401(k) Contributions for said Plan Year (including any Excess Deferrals distributed under Sec. 6.3 but excluding any “catch-up” contributions made pursuant to Sec. 6.2(b)), divided by his or her Testing Wages for said Plan Year.

(2)
The average deferral percentage for Highly Compensated Employees or non-Highly Compensated Employees for a Plan Year is the average of the individual percentages for all such employees who were eligible to make Before Tax Contributions or Roth 401(k) Contributions during that Plan Year.

(3)
The average deferral percentage for non-Highly Compensated Employees for the preceding Plan Year will take into account all individuals who were eligible to make Before Tax Contributions or Roth 401(k) Contributions and were non-Highly Compensated Employees during the preceding Plan Year, regardless of whether the individual is eligible to make such contributions and/or is a non-Highly Compensated Employee for the current Plan Year.

(4)	The individual and average deferral percentages shall be calculated to the nearest one-hundredth of one percent.

(d)	If neither of the requirements of subsection (a) is satisfied, then the Before Tax Contributions and Roth 401(k) Contributions with respect to Highly Compensated Employees shall be reduced as follows:

(1)           Determine excess amount with respect to each Highly Compensated
Employee.  The Company will determine the maximum individual deferral percentage which could be allowed and still satisfy (a)(1) or (a)(2).  For each Highly Compensated Employee whose actual deferral percentage was higher than the maximum individual percentage, the Company will determine the amount of excess contributions (i.e. the amount by which the individual’s actual Before Tax Contributions and Roth 401(k) Contributions exceeds what such contributions would have been if he or she had contributed the maximum permitted deferral percentage).

(2)
Add up excess amount for all Highly Compensated Employees.  Rather than distributing the amounts determined in (1) to the individuals whose Before Tax Contributions and Roth 401(k) Contributions exceeded the maximum permitted deferral percentage, these amounts will be added together to determine an aggregate amount of excess deferrals.

(3)
Distribute excess deferrals.  Reduce Before Tax Contributions and Roth 401(k) Contributions of the Highly Compensated Employee who contributed the highest dollar amount by the amount required to cause such contributions to equal the amount contributed by the Highly Compensated Employee with the next highest dollar amount.  Continue making such reductions until the aggregate amount of reductions equals the total  determined in (2).

(e)	The amount by which Before Tax Contributions and Roth 401(k) Contributions with respect to Highly Compensated Employees are reduced pursuant to subsection (d) shall be applied as follows:

(1)
Such reductions for Highly Compensated Employees who were age 50 or older by the last day of the Plan Year for which the contribution was made will be recharacterized as catch-up contributions, but only to the extent that the recharacterized amount, when added to any other catch-up contributions previously made by the Participant, do not exceed the applicable limit under Sec. 6.2(b).

(2)           Any remaining reduction amount for employees age 50 or older, and the full reduction amount for employees younger than age 50 (in either case adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made no later than December 31 of the following Plan Year.  Furthermore, the Company shall attempt to distribute such amount by March 15 of the following Plan Year to avoid the imposition on the Company of an excise tax under Code ' 4979.  (However, for distributions with respect to the 2009 Plan Year, if said distributions are made by June 30, 2010, no excise tax will be incurred.)  Income or losses allocable to contributions which are being distributed shall be the pro-rata portion of the income or loss for the year for which the contributions were made which is determined by the Company or Administrative Delegate to fairly reflect the portion of the Plan's aggregate income or loss for said year properly attributable to such contributions.  Any income or loss after the close of the year for which the contributions were made shall remain in the Fund and will not be distributed.  The amount of excess contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 6.3 for the same Plan Year.

(f)
No Matching Allocations will be provided with respect to excess contributions.  Any Matching Allocations made with respect to contributions which are later determined to exceed the limitations under this section shall be forfeited and applied as provided in Sec. 13.12.  The amount forfeited shall be adjusted for income or losses attributable thereto, determined as provided in subsection (e).

(g)	Distributions under (d) and (e) shall be made first from the Participant’s Roth 401(k) Contributions and then from Before Tax Contributions.

(h)
The Company may direct that the test in this section will be run using the testing options in Treas. Reg. 1.401(k)-2(a)(1)(iii)(A) or (B), which involve special testing provisions for Participants who have not yet attained age 21 or have not yet completed a year of Aggregate Continuous Service.

Sec. 6.6                      Testing Arrangements If Employer Has More Than One Plan.   The following requirements apply under Sec. 6.4 and Sec. 6.5 if a Participating Employer has more than one plan subject to Code §§ 401(k) or 401(m):

(a)
If the plans are mandatorily or permissively aggregated for purposes of determining whether they satisfy Code §§ 401(a)(4) and 410(b), they will be treated as a single plan for purposes of applying the Code §401(m) actual contribution percentage test in Sec. 6.4 and the Code § 401(k) actual deferral percentage test in Sec. 6.5.

(b)
If a Participant who is a Highly Compensated Employee is eligible to participate in another plan that is subject to Code § 401(k) or (m), (i) his or her after-tax and matching contributions under that plan will be aggregated with such contributions under this Plan for purposes of applying the actual contribution percentage test under Sec. 6.4 and (ii) his or her 401(k) contributions under that plan will be aggregated with such contributions under this plan for purposes of applying the actual deferral percentage test in Sec. 6.5.

ARTICLE VII
INDIVIDUAL ACCOUNTS

Sec. 7.1                      Accounts for Participants.  The following Accounts may be established under the Plan for a Participant:

(a)
A Before Tax Account shall be established to receive any contributions made under Sec. 5.1.  Amounts from a Participant’s employer contribution account under the Supplemental Retirement Plan also are held in his or her Before Tax Account.

(b)
An After Tax Account shall be established to receive any contributions made under Sec. 5.2.  Amounts from a Participant’s employee contribution account under the Supplemental Retirement Plan also are held in his or her After Tax Account.

(c)
A Basic Account shall be established for each Participant for whom shares were allocated when the Plan was a tax credit ESOP.  Such Accounts include shares of Company Stock acquired with after tax contributions employees made to the tax credit ESOP from 1977 through 1983.  No such allocations are currently being made to such Accounts.  Basic Accounts are comprised of the following sub-accounts:

(1)           Basic Pre-1989 Accounts;

(2)           Basic Post-1989 Accounts;

(3)           Basic Leveraged Accounts.

(d)	A Special Account shall be established to receive allocations under Sec. 4.4(b) and to hold similar allocations from the ESOP.

(e)	A Partnership Account shall be established to receive allocations under Sec. 4.4(c) and to hold similar allocations from the ESOP.

(f)	A Bargaining Unit Account shall be established to receive allocations under Sec. 4.4(d) and to hold similar allocations from the ESOP.

(g)	A Matching Account shall be established to receive allocations under Sec. 4.4(e) and to hold similar allocations from the ESOP.

(h)	A Results Sharing Account shall be established to receive allocations under Sec. 4.4(f).

(i)	A Rollover Account shall be established to receive any Rollover Contributions made under Sec. 5.3.

(j)	A Florida Water Account shall be established to hold amounts from the Florida Water Services Corporation Contributory Profit Sharing Plan, which was merged with this Plan in 2006.

(k)	A Roth 401(k) Account shall be established to receive any contributions made under Sec. 5.4.

Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

Sec. 7.2                      Investment of Accounts.  Accounts shall be invested as follows:

(a)
A Participant=s Basic Pre-1989 Account, Basic Post-1989 Account, Basic Leveraged Account, Special Account, Partnership Account, Bargaining Unit Account, Matching Account, and Results Sharing Account shall be invested in Company Stock Fund A until such time as the Participant directs that all or any part of said Accounts be transferred to another Investment Fund.  A Participant may at any time direct that all or any part of said Accounts be transferred to any other Investment Fund.  Such Accounts may at any time be reinvested in Company Stock through Company Stock Fund B if so directed by the Participant.

(b)
A Participant’s Before Tax Account, After Tax Account, Rollover Account, and Florida Water Account, and Roth 401(k) Account shall be invested as directed by the Participant in Company Stock Fund B or any other Investment Fund.  If a Participant fails to direct investment of said Accounts, the Company shall designate which Investment Fund will be used.  The Investment Fund used for this purpose will be one that is a “Qualified Default Investment Alternative” satisfying the requirements of applicable regulations of the U.S. Department of Labor.

(c)	All investment directions shall be in accordance with rules established by the Company or Administrative Delegate.

(d)	The foregoing provisions are intended to satisfy the diversification requirements of Code §§ 401(a)(28) and 401(a)(35).

Sec. 7.3                      Investment Funds.  The following Investment Funds may be established under the Plan:

(a)
Company Stock Fund A (formerly ESOP).  Company Stock Fund A shall be invested primarily in shares of Company Stock, but the Trustee may maintain a portion in cash, cash equivalents, or other investments.  Company Stock Fund A includes the shares acquired through leveraged transactions and tax credit contributions.

(b)           Company Stock Fund B (formerly SRP).  Company Stock Fund B shall also be invested primarily in shares of Company Stock, but the Trustee may maintain a portion in cash, cash equivalents, or other investments.  Shares held in Company Stock Fund B were acquired through Company contributions or open market purchases.

(c)	Other Investment Funds. The Company shall determine the other Investment Funds available under the Plan. The Company may add or delete Investment Funds from time to time.

(d)
Brokerage Accounts.  If permitted by the Company, one of the Investment Funds may be an individual brokerage account maintained by the Trustee or an affiliate of the Trustee, through which a Participant may direct investment of the assets held therein.  The Company or Trustee may establish rules limiting the types of investments that may be held in brokerage accounts.  Reasonable fees incurred in connection with a brokerage account may be charged to that account.

Sec. 7.4                      Valuation of Accounts.  As of each Valuation Date, each Account shall be adjusted to reflect the effect of investment gains or losses, income, contributions, distributions, transfers, loans and all other transactions with respect to that Account since the next preceding Valuation Date.

Sec. 7.5                      Provisions Regarding ADESA Spin-Off.  On September 20, 2004, the Company spun-off its shares of ADESA, Inc. common stock to Company shareholders.  The shares received by the Plan through the spin-off are referred to as the “ADESA Shares”.  The Plan will dispose of the ADESA Shares during a one year period following the spin-off, subject to the following:

(a)	The ADESA Shares held in Basic Pre-1989 Accounts will be sold and the proceeds reinvested in Company Stock on a date or dates as determined by an independent fiduciary appointed by the Company.

(b)	The following provisions apply to ADESA Shares in all Accounts other than Basic Pre-1989 Accounts:

(1)
ADESA Shares received with respect to shares of Company Stock held in Company Stock Fund A shall be held in ADESA Stock Fund A.  ADESA Shares attributable to shares of Company Stock in Company Stock Fund B shall be held in ADESA Stock Fund B.  A portion of ADESA Stock Fund A or B may be maintained in cash or other short-term investments approved by the Company or by an independent fiduciary appointed by the Company.

(2)
A Participant may at any time direct that amounts be transferred from his or her Accounts in ADESA Stock Fund A or B to other available investments.  If the successor investment chosen by the Participant is Company Stock, amounts from ADESA Stock Fund A and B will be transferred to Company Stock Fund B.  Participants may not elect to transfer amounts from other Investment Funds into either ADESA Stock Fund.

(3)
If the Plan distributes Company Stock in kind to a Participant during the period while ADESA Shares are held in his or her Accounts, the ADESA Shares also will be distributed in kind.  Except as provided in the preceding sentence, ADESA Shares may not be distributed in kind.

(4)
On or about September 30, 2005, any ADESA Shares remaining in ADESA Stock Fund A and B shall be sold; the sale proceeds and any dividends received on the ADESA shares shall be invested in shares of Company Stock through Company Stock Fund A and B, respectively.  Said sales and reinvestments shall occur on a date or dates determined by an independent fiduciary appointed by the Company.

(5)	Participant contributions and loan payments made after the spin-off may not be invested in ADESA Shares.

(c)
Following the spin-off, the Unallocated Reserve will hold ADESA Shares received with respect to Company Stock held in the Unallocated Reserve, dividends on such shares, and proceeds received from selling such shares.  Such dividends and sale proceeds shall be invested in short-term investments approved by the Company (or by an independent fiduciary appointed by the Company) until such time as said amounts are reinvested in shares of Company Stock. (Amounts attributable to dividends may also be used for ESOP loan payments.)

ARTICLE VIII
DESIGNATION OF BENEFICIARY

Sec. 8.1                      Persons Eligible to Designate.  Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death.  The Beneficiary may be one or more persons, natural or otherwise.  By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator.  A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

Sec. 8.2                      Special Requirements for Married Participants  Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his death, the Participant’s Beneficiary shall be his or her spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse’s consent acknowledges the effect of the designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public.  The previous sentence shall not apply if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, or because the spouse cannot be located.  Any designation of a Beneficiary or form of benefits which has received spousal consent may not be changed (other than by being revoked) without spousal consent.  Any such consent shall be valid only with respect to the spouse who signed the consent.

Sec. 8.3                      Form and Method of Designation.  Any designation or revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company.  The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

Sec. 8.4                      No Effective Designation.  If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)           The Participant’s spouse.
(b)
The Participant’s children who survive the Participant in equal shares, except that if any children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

(c)           This Participant’s personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company.

Sec. 8.5                      Beneficiary May Designate.  A Beneficiary of a deceased Participant may designate a successor Beneficiary to receive any benefits payable after the Beneficiary’s death.  If no successor Beneficiary is designated or if the successor Beneficiary does not survive the original Beneficiary, any remaining benefits payable following the original Beneficiary’s death will be paid to the original Beneficiary’s estate.

ARTICLE IX
BENEFIT REQUIREMENTS

Sec. 9.1                      Benefit Upon Termination of Employment.  Upon Termination of Employment, a Participant’s Accounts are fully vested regardless of his or her length of service.  A Participant’s benefit upon Termination of Employment shall be paid as provided in Article X.

Sec. 9.2                      Death.  If a Participant’s Termination of Employment is the result of his or her death, the Participant’s Beneficiary shall be entitled to a benefit equal to the value of all of the  Participant’s Accounts.  Such benefit shall be paid at the times and in the manner determined under Article X.  If a Participant’s death occurs after Termination of Employment, a distribution of the Account balance shall be made to the Beneficiary in accordance with the provisions of Article X.

Sec. 9.3                      Termination of Employment Prior to July 1, 2001.  A Participant whose Termination of Employment occurred prior to July 1, 2001 is subject to the vesting rules as in effect at the time he or she terminated employment, including any rules regarding reinstatement of Accounts upon reemployment.  Any forfeitures with respect to such Participants will be applied as provided in Sec. 13.12.

ARTICLE X
DISTRIBUTION OF BENEFITS

Sec. 10.1                      Distribution Following Termination of Employment.   Except as provided in Sec. 10.2, the benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed at such time and according to such method as he or she elects, subject to the following:

(a)
Distribution from all Accounts may occur at any time after the Participant’s Termination of Employment.  As of any distribution date, a Participant may elect to receive the entire amount available for distribution or a portion thereof.  However, no more than one partial distribution may be elected in any one Plan Year.  As part of any distribution election, a Participant may elect to receive future distributions in a series of annual installments.

(b)
Distributions to a Participant must begin not later than the Participant’s “required beginning date”.  A Participant’s “required beginning date” is April 1 of the Plan Year following the later of (i) the Plan Year in which the Participant attains age 70½ , or (ii) the Plan Year in which the Participant’s Termination of Employment occurs.  However, if the Participant is a 5% owner, as described in Code § 416, the required beginning date is April 1 following the Plan Year he or she reaches 70½, regardless of whether he or she has had a Termination of Employment.

(c)
Pursuant to Code § 401(a)(14), a Participant has the right to receive distributions from the Plan at age 65 (or at Termination of Employment, if later).  Such distributions will be made upon receipt of proper instructions from the Participant.

(d)
For distributions made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution and incidental death benefit requirements of Code § 401(a)(9) in accordance with Treas. Reg. §1.401(a)(9)-1 through 1.401(a)(9)-9.  These requirements will override any distribution options in the Plan that are inconsistent with § 401(a)(9).  (Distributions during 2002 were determined under Code § 401(a)(9) regulations proposed on January 17, 2002.)

(e)
The amount distributed to a Participant for the calendar year preceding his or her required beginning date and for each subsequent calendar year shall not be less than the amount required by Treas. Reg. 1.401(a)(9)-5.  The distribution for the calendar year preceding the individual’s required beginning date must be paid not later than the required beginning date.  The distribution for each subsequent year must be paid not later than December 31st of that year.

(f)
If the Participant dies after his or her required beginning date and after beginning to receive payments in installments, the remaining payments shall be made to the Beneficiary in annual amounts at least equal to the minimum amount required by Treas. Reg. 1.401(a)(9)-5.

(g)
If the Participant dies before his or her required beginning date, the Participant’s Accounts shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1)
Distributions to a Beneficiary may extend beyond five years from the death of the Participant if they are in the form of installment payments over a period not exceeding the Beneficiary’s life expectancy, provided such payments begin not later than December 31 of the year following the year in which the Participant’s death occurred.

(2)
If a Beneficiary is the surviving spouse of the Participant, payments to that surviving spouse pursuant to paragraph (1) need not commence until December 31 of the year in which the Participant would have reached age 70½.

(h)	If a Beneficiary of a deceased Participant dies before receiving all benefits to which the Beneficiary is entitled under the Plan, any remaining amount shall be paid as provided in Sec. 8.5.

(i)
If more than one Beneficiary is entitled to benefits following the Participant’s death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

(j)
If distributions are made in installments, the amount to be distributed each calendar year, beginning with the first calendar year for which payments are required pursuant to Code § 401(a)(9), must be at least equal to the quotient obtained by dividing the entire interest of the individual on the most recent Valuation Date preceding the calendar year (adjusted as may be required by Treasury regulations) by the applicable distribution period determined under Treas. Reg. 1.401(a)(9)-5.

(k)
Distributions shall be made in accordance with the requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder.  No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code § 401(a)(9), including paragraph (G) thereof.

(l)
A Participant or Beneficiary who is receiving a pension under Retirement Plan A or Retirement Plan B may elect to have all or any part of the taxable portion of his or her benefit rolled over to said Plan.  Any such transfer will be made in cash.  The transferred amount will either be converted to a life annuity or applied to pay monthly installments over a period of years, as elected by the Participant.  A Participant may elect to have a portion of the transferred amount paid as a life annuity and another portion applied to pay monthly installments over a period of years, or may choose to have the entire transferred amount paid exclusively in one form or the other.  A Participant will not be permitted to elect more than two forms of payment for the transferred amount.  After Tax Contributions and Roth 401(k) Contributions may not be transferred pursuant to this section.

(m)	If distributions are made in installments, amounts attributable to Roth 401(k) Contributions or to rollovers of such contributions will be distributed after amounts from other sources.
(n)
Pursuant to the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”), the minimum distribution requirements of Code §401(a)(9) were waived for 2009.  The Plan will be administered in accordance with WRERA and any applicable regulations or other guidance regarding such waiver.  While minimum distributions are not required for 2009, individual Participants and Beneficiaries who are eligible for distributions are free to take them even if such distributions are not required.

Sec. 10.2                      Accounts Totaling $1,000 or Less.  If the total value of the Accounts (including the value of any Rollover Account) of a Participant, a Beneficiary of a deceased Participant, or an alternate payee under a qualified domestic relations order, is $1,000 or less immediately prior to the time distributions are to commence, a single-sum distribution of all of such individual’s Accounts shall be made to the individual as soon as administratively feasible following the Participant’s Termination of Employment or death or the date the domestic relations order is determined to be qualified.

Sec. 10.3                      Form of Distribution.  Distributions from Accounts invested in Company Stock shall be made in cash or in shares of Company Stock (with cash in lieu of any fractional share), as directed by the Participant.  Distributions from individual brokerage accounts established pursuant to Sec. 7.3(d) shall be in cash or in kind, as directed by the Participant.  Distributions from other Accounts shall be made in cash.  (If a Participant wishes to receive his or her entire distribution in the form of shares of Company Stock, he or she must direct transfer of any portion of his or her Accounts not invested in Company Stock to Company Stock Fund B prior to the distribution.)  Any transfer to Retirement Plan A or B will be made in cash.

Sec. 10.4                      Accounting Following Termination of Employment.  The Participant’s Accounts shall continue to be invested and valued as provided in Article VII until distributed.

Sec. 10.5                      Reemployment  No distribution shall be made to a Participant during any period prior to his or her required beginning date while he or she is reemployed by a Participating Employer or other entity under Common Control with the Company.

Sec. 10.6                      Source of Benefits  All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor.  No benefits are provided under the Plan except those expressly described herein.  Each Participant and Beneficiary assumes all risk connected with any decrease in the market value of any assets held under the Plan.  The Participating Employers do not in any way guarantee the Fund against any loss or depreciation, or the payment of any amount that may be or become due to any person from the Fund.

           Sec. 10.7                      Incompetent Payee.  If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of physical or mental condition, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status.  Prior to the furnishing of such evidence, the Company may cause payment due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability.  The Company shall have no liability with respect to payments so made.  The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Sec. 10.8                      Benefits May Not Be Assigned or Alienated  Except as otherwise expressly permitted by the Plan or required by law, the interest of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.  However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code § 414(p).  Subject to Sec 10.1(d) and Sec. 10.2, an individual who is entitled to payments from the Plan as an “alternate payee” pursuant to a qualified domestic relations order may elect to receive payments from the Plan at any time after the Company’s determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a particular time.  The Company may defer distributions from an account subject to a domestic relations order pending determination that the order is qualified.  Also, a Participant’s Account may be offset as provided by Code § 401(a)(13)(C) by amounts the Participant is required to pay the Plan due to commission of a crime, breach of fiduciary duty, or the like.

Sec. 10.9                      Payment of Taxes  The Trustee may pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Sec. 10.10                      Conditions Precedent  No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Company, nor until he has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

Sec. 10.11                      Withdrawals Before Termination of Employment.  Withdrawals prior to Termination of Employment are permitted as follows:

(a)	A Participant may at any time elect to withdraw all or any part of his or her Basic Pre-1989 Account and After Tax Account.

(b)	A Participant who has attained age 59 ½ may at any time elect to withdraw all or any part of any of his or her Accounts.

However, a Participant may not make more than one such withdrawal in any one Plan Year.  Any such withdrawal must be in an amount of at least $1,000.  Except as provided in (a) and (b), or in Sec. 10.12, a Participant may not make withdrawals from the Plan prior to Termination of Employment.

Sec. 10.12                      Dividend Withdrawals.  A Participant, Beneficiary, or alternate payee may elect to withdraw dividends on Company Stock held in his or her Basic Pre-1989 and Post-1989 Account, Special Post-1989 Account, Partnership Non-leveraged Account, Before Tax Account, Roth 401(k) Account, After Tax Account, Rollover Account, and Florida Water Account.  If shares of Company Stock held in other Accounts were acquired through an Exempt Loan which has been paid in full, dividends received after January 1, 2005 with respect to such shares also may be withdrawn pursuant to this section.  Such withdrawals are subject to the following:

(a)           Elections may be made at any time, and will remain in effect until modified.

(b)	If a Participant elects such withdrawals, the dividends will be distributed on (or shortly after) the dividend payment date. Such distributions may be made by the Trustee or directly by the Company.

(c)
If a Participant elects not to withdraw dividends (or does not make any election), dividends on shares in his or her Basic Account will be applied as provided in Sec. 4.3(a), and other dividends which were available for withdrawal will remain in the Trust where they will be reinvested in Company Stock.

(d)	Such elections may also be made by Participants who are former employees, Beneficiaries of deceased Participants, and alternate payees.

Sec. 10.13                      Rollovers to Other Qualified Plans.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to another eligible retirement plan specified by the distributee in a direct rollover.  The following definitions shall be used in administering the provisions of this Section.

(a)
Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code § 401(a)(9); and any hardship withdrawal.

(b)
Eligible Retirement Plan:  An eligible retirement plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a), an eligible deferred compensation plan described in Code § 457(b) maintained by a governmental entity such as a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred from this Plan, and a tax sheltered annuity contract described in Code § 403(b) that accepts the distributee’s eligible rollover distribution.

(c)
After Tax Distributions.  Notwithstanding (b), an eligible rollover distribution of After Tax Contributions can only be made to an individual retirement account or annuity, or to another defined contribution plan qualified under Code §§401(a) or 403(a) which separately accounts for the After Tax Contributions, in a direct trustee-to-trustee transfer.

(d)
Distributee: A distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the spouse or former spouse.  Effective as of September 1, 2008, a Beneficiary who is not the surviving spouse also is a distributee eligible to elect a direct rollover under this section, but such a rollover may only be made to the Beneficiary’s individual retirement account or individual retirement annuity, and not to any other type of Plan.

(e)	Direct Rollover: A direct rollover is a payment by the Trustee to the eligible retirement plan specified by the distributee.

(f)
Transfers to Company Retirement Plan.  The Plan also permits a Participant or Beneficiary to elect rollover of his or her benefits under this Plan to the Company’s Retirement Plan A or B.  Such rollovers are subject to Sec. 10.1(l).

(g)
Roth 401(k) Distributions.  Notwithstanding subsection (b), an eligible rollover distribution of Roth 401(k) Contributions can only be made to a Roth IRA or to another defined contribution plan qualified under Code section 401(a) or 403(b), which separately accounts for the Roth 401(k) Contributions following a Direct Rollover from this Plan.

(h)
Conversion Rollover to a Roth IRA.  Effective as of January 1, 2008, a distributee may elect to have all or any portion of an eligible rollover distribution paid to a Roth IRA.  That is, the rollover to the Roth IRA is not limited to amounts from the distributee’s Roth 401(k) Account, but can also include amounts from the distributee’s other Accounts.  In such cases, the distributee is responsible for assuring that he or she eligible to make a rollover to a Roth IRA, and the Company and Administrative Delegate have no responsibility with respect thereto.

Sec. 10.14                      Lost Participants.  If reasonable efforts by the Company to locate a Participant or Beneficiary who is entitled to a benefit under the Plan are unsuccessful, the Company may forfeit that individual’s Accounts, without regard to any distribution obligation that might otherwise exist under Sec. 10.2.  If a distribution check is issued to a Participant or Beneficiary, the distribution check remains issued and outstanding for more than 180 days, and reasonable efforts by the Company to locate such Participant or Beneficiary are unsuccessful, the distribution will be re-deposited into the Plan and treated as a forfeiture.  Any forfeiture resulting from the application of this Sec. 10.14 will be applied as provided in Sec. 13.12.  If an individual whose benefit was forfeited later makes a claim for benefits, the forfeited amounts will be reinstated at the same dollar amounts as the amounts forfeited, unadjusted for income, gains, or losses occurring after the forfeiture.  Amounts required to reinstate benefits will come from other forfeitures, to the extent possible, and then from Company contributions.

ARTICLE XI
LOANS TO PARTICIPANTS

Sec. 11.1                      Loans to Participants.  The Company may authorize a loan to a Participant who makes application therefor.  Each such loan shall be subject to the following provisions:

(a)
In no event shall the Company authorize a loan to a Participant which, together with the unpaid principal and accrued interest of any other outstanding loan to such Participant, exceeds whichever of the following amounts is least:

(1)	50% of the aggregate value of all of the Participant’s Accounts, to the extent vested.

(2)	The value of the Participant’s Before Tax Account, After Tax Account, and Rollover Account, but not including the Roth 401(k) Rollover portion of the Rollover Account.

(3)
$50,000, reduced by the excess, if any, of (i) the highest outstanding loan balance during the year ending the day before the loan is made over (ii) the outstanding loan balance on the date the loan is made.

(b)	No loan may be for an amount less than $1,000. If the amount available for a loan is limited under subsection (a) to an amount less than $1,000, then no loan may be made.

(c)           A Participant may not have more than two loans outstanding at any point in time.

(d)
Each loan to a Participant shall be supported by a promissory note payable to the Trustee.  Each such loan shall be adequately secured by the Participant’s Accounts.  A loan shall be considered adequately secured if the loan amount does not exceed one-half of the Participant’s vested balance in all Accounts on the date the loan is made.

(e)           Each loan shall bear a reasonable rate of interest as determined by the Company.

(f)
Each loan shall provide for the payment of accrued interest and principal in substantially equal installments withheld from the Participant’s regular pay over a stated term not to exceed five years (ten years if the loan is used to purchase the Participant’s principal residence).  The Participant shall execute any documents required to authorize payroll deductions.

(g)	A Participant may prepay a loan anytime by paying the Trustee the full remaining principal balance and any accrued interest. Partial prepayments are not permitted.

(h)
In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis.  All loans shall be governed by such rules and regulations as the Company may adopt, and applications for loans shall be made on such forms as the Company may provide or approve for such purpose.  The Company or Trustee shall cause to be furnished to any individual receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

(i)
Loans to a Participant will come from his or her Before Tax Account, After Tax Account, and/or Rollover Account, but not including the Roth 401(k) Rollover portion of the Rollover Account.  Interest the Participant pays on the loan will be credited to said Account, and the Account will be reduced to reflect any loss incurred due to the Participant’s failure to repay the loan.

(j)	A $50 service fee will be subtracted from the Participant’s Account(s) at the time of each loan.

(k)
Failure to pay any installment of interest or principal on a loan by the end of the calendar quarter following the calendar quarter in which the payment was due, shall constitute a default on the unpaid balance of the loan.  Notwithstanding the foregoing, if a Participant is on an unpaid leave of absence, no default will occur for a period of up to one year (or until the end of the leave of absence, if shorter).  This grace period will not extend the original repayment period of the loan, however, and the unpaid loan balance must be reamortized over the remaining portion of the original repayment period following the end of the leave of absence.  If a Participant is performing military service for the United States, however, loan repayments shall be suspended as permitted under Code § 414(u)(4) and no reamortization will be required.  Events of a default shall also include any other events identified as such in the Participant’s Note.  Upon a default, the entire loan balance will be declared to be in default to the extent required by (and in accordance with) applicable Treasury Regulations.  In the event of a default on a loan, foreclosure on the Note and application of the Participant’s Account to satisfy the Note will not occur until the earliest date on which the Participant or Participant’s Beneficiary is eligible to receive payment of benefits under Article VIII.

(l)
Upon a Participant’s Termination of Employment, or at any time thereafter, any outstanding loan balance, including both principal and accrued interest, will become due and payable, and will be satisfied by a reduction of his or her Accounts.  However, if the Participant is receiving payments (i.e. severance pay) from a Participating Employer, he or she may elect to have loan installments withheld from such payments.  In addition, if the Termination of Employment is due to the Participant’s retirement, death, or Total Disability, the Participant (or Beneficiary of a deceased Participant) may submit manual loan payments for a period of up to 12 months from their Termination of Employment date or until such time as pension benefit payments begin, if earlier.  Also, if a Participant (or survivor of a deceased Participant) is receiving a pension under Retirement Plan A or Retirement Plan B, he or she may elect to have loan installments withheld from such pension.  In such cases, the payments may continue for the duration of the loan.

(m)	No loan may be made to a former employee, Beneficiary, or alternate payee.

ARTICLE XII
FUND

Sec. 12.1                      Composition  All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund”.

Sec. 12.2                      Trustee  The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes.  Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more Trustees.  The selection and appointment of each Trustee shall be made by the Company.  The Company shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of any applicable Trust Agreement.  The Company shall have the right to determine the form and substance of each Trust Agreement under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan.  Any such Trust Agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

Sec. 12.3                      Compensation and Expenses of Trustee.  The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company.  The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services.  Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Company.

Sec. 12.4                      Investment in Company Stock  All or part of the Fund may be invested in Company Stock.  As required by Treas. Reg. 54.4975-11(b), at such times as the Plan holds Company Stock acquired with the proceeds of an Exempt Loan, the Plan shall invest primarily in Company Stock.  The Plan permits Participants to diversify their Accounts into other investments.  These diversification provisions are intended to satisfy the diversification requirements of Code § 401(a)(28)(B), but they give Participants more investment flexibility than is required by that Code section.  If a Participant chooses to diversify investment of his or her Accounts, he or she may at any time reinvest those Accounts in Company Stock.  For purposes of satisfying the requirement of Treas. Reg. 54.4975-11(b) that the Plan be primarily invested in Company Stock, any Account which (i) is subject to Participant investment direction and (ii) can be invested in Company Stock if the Participant so directs, will be considered fully invested in Company Stock even if the Participant has directed that part or all of that Account be transferred to other investments.

Sec. 12.5                      No Diversion.  The Fund shall be for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.  Such expenses may include premiums for the bonding of Plan officials required by ERISA.  No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries.  However:

(a)
If any contribution or portion thereof is made by a Participating Employer by mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer, but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)
Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code § 404.  To the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer, but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

Sec. 12.6                      Voting of Company Stock.  Before each annual or special meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company stock held in the Fund.  Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.  The Trustee shall vote all shares of Company Stock held in Participant Accounts and the Unallocated Reserve, if any, in proportion to “votes” cast by Participants, as follows:

(a)	The Trustee shall determine the aggregate number of votes which may be cast with respect to all shares of Company Stock held in such Accounts and in the Unallocated Reserve.

(b)	The Company shall determine each Participant’s portion of the shares of Company Stock allocated to Participant Accounts as a percentage of all of the shares of Company Stock so allocated.

(c)	The number of votes the Participant may cast shall be determined by applying the percentage in (b) to the aggregate number of shares in (a).

(d)
The Trustee shall determine the number of votes for and against each proposition and shall vote, in person or by proxy, all of the shares of Company Stock held in the Trust Fund in proportion to the votes received.

The determinations in (a), (b) and (c) shall be as of a date selected by the Company which is not more than 90 days preceding the record date for the meeting.  It is intended that by reason of the foregoing provisions, unallocated shares held in the Unallocated Reserve, and allocated shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion of the instructions actually received.  The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.  Each Participant or Beneficiary who gives voting instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

If a plan fiduciary determines that following a participant’s directions with regard to voting would be imprudent or would violate the applicable requirements of ERISA, the shares will not be voted in accordance with the participant’s directions, but will instead be voted as the fiduciary deems prudent.

Sec. 12.7                      Tender or Exchange Offers Regarding Company Stock.  As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of Company Stock, the Company shall use its best efforts to cause each Participant to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Company Stock, to the extent permitted under the terms of such Offer.  The Trustee shall follow the instructions of each Participant.  In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer.  Participant instructions to the Trustee shall be transmitted and held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.  Instructions by Participants pursuant to this section with respect to Company Stock shall apply both to allocated shares held in the Accounts of Participants and to shares held in the Unallocated Reserve.  The number of shares as to which a Participant may provide instructions shall be determined as follows:

(a)	The Trustee shall determine the aggregate number of shares held in Participant Accounts and in the Unallocated Reserve.

(b)	The Trustee shall determine each Participant’s portion of the shares of Company Stock allocated to Participant Accounts as a percentage of all of the shares of Company Stock so allocated.

(c)
The Participant may provide instructions with respect to a number of shares of Company Stock determined by applying the percentage in (b) to the aggregate number of shares in (a).  If the Participant directs tender or exchange of the shares for which he may provide instructions, the Trustee shall follow that instruction.  The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange, or (ii) gives no direction.

Said determination shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience.  Any securities received by the Trustee as a result of a tender or exchange of shares of Company Stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

If a tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.  Shares sold or exchanged at the direction of a Participant shall be deemed to come first out of the shares allocated to the Participant’s Accounts and only after all of those shares have been sold or exchanged, out of the Unallocated Reserve.

The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.  Each Participant or Beneficiary who is entitled to give such instructions shall be deemed a “named fiduciary” (within the meaning of ERISA) with respect to such instructions.

If a plan fiduciary determines that following a participant’s directions would be imprudent or would violate the applicable requirements of ERISA, the shares will not be tendered or exchanged in accordance with the participant’s directions, but will instead be tendered or exchanged as the fiduciary deems prudent.

Sec. 12.8                      Nonterminable ESOP Protections.  Because Company Stock is readily tradable on an established market, the put provisions referred to in Code § 409(h) are not applicable to such stock.  If such stock ceases to be readily tradable on an established market, said provisions shall become and remain applicable until such time as such stock resumes being readily tradable on an established market.

Sec. 12.9                      Other ESOP Provisions.  The Plan and related Trust may not obligate themselves to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of a shareholder).  If a portion of an Account is forfeited, Company Stock may be forfeited only after other assets.

ARTICLE XIII
ADMINISTRATION OF PLAN

Sec. 13.1                      Administration by Company  The Company is the “Administrator” of the Plan for purposes of ERISA.  Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  In carrying out its Plan responsibilities, the Company shall have final discretionary authority to construe the terms of the Plan.  Action on behalf of the Company may be taken by the Committee or by any person or persons to whom such authority has been delegated by the Committee.

Sec. 13.2                      Certain Fiduciary Provisions  For purposes of the Plan:

(a)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)
A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)
To the extent permitted by any applicable trust agreement, a Named Fiduciary with respect to control of management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)
At any time the Plan has more than one Named Fiduciary, if the Plan does not already allocate fiduciary responsibilities among such Named Fiduciaries, the Company may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)
Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 13.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan for such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)
A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefore from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.  However, no person so serving who already receives full-time pay from any employer whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Sec. 13.3                      Evidence.  Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Sec. 13.4                      Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Trustee.  The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company, in its discretion, considers appropriate.  Such adjustments shall be final and binding on all persons.  Any return of a contribution due to a mistake of fact will be subject to Sec. 12.5.

Sec. 13.5                      Records.  Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law.  Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Sec. 13.6                      Claims Procedure.  The Company shall establish a claims procedure consistent with the requirements of ERISA.  Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.  Claims must be submitted in writing within one year after the claimant first knew or should have known the facts essential to the claim.  A person claiming a benefit under the Plan may not initiate a civil action regarding the claim unless:  (a) a claim was timely submitted; (b) all steps under the claims procedure (including appeals) were completed; and (c) the civil action is commenced less than one year after completion of the claims procedure.

Undisputed benefit payments and other routine administrative matters normally are processed without requiring the Participant or Beneficiary to file a formal claim pursuant to this section.  However, if a Participant or Beneficiary wishes to have an issue reviewed pursuant to the claims procedure established under this section, he or she must begin by submitting a claim to the Company’s Employee Benefit Plans Committee.  Any decision regarding the claim (or regarding any subsequent appeal) will be made by said Committee (or by a person or persons to whom the Committee has delegated such authority).

Sec. 13.7                      Bonding.  Plan personnel shall be bonded to the extent required by ERISA.  Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund.  Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine.  The Company may provide by agreement with any person that the premiums or required bonding shall be paid by such person.

Sec. 13.8                      Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto.

Sec. 13.9                      Agent for Legal Process.  The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

Sec. 13.10                      Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee (collectively referred to herein as “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.  The Participating Employers shall have the right, but not the obligation, to select counsel and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification under this provision.

Sec. 13.11                      Benefits for Reemployed Veterans.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u).  For this purpose:

(a)
As provided by Code §414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with a Participating Employer following such military service.

(b)	“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c)
If an individual returns to employment with a Participating Employer following a period of Qualified Military Service under circumstances such that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1)
The Qualified Military Service shall be recognized as Aggregate Continuous Service to the same extent as it would have been if the employee had remained continuously employed with a Participating Employer rather than going in the military.

(2)
The individual may make Before Tax Contributions and Roth 401(k) Contributions in an amount equivalent to the contributions that would have been permitted if he or she had remained at the Participating Employer during the period of Qualified Military Service.  Any such contributions must be made not later than five years after the individual’s reemployment date.  If the individual returns to a Participating Employer and has a subsequent Termination of Employment before making part or all of the contributions permitted by this subsection, he or she may make the remaining contributions on an after tax basis.

(3)	The Participating Employers will match contributions made under paragraph (2) on the same basis as if the individual had made them during the period while he or she was in the military.

(4)
The Participating Employers will make Tax Reduction Allocations, Partnership Allocations, Bargaining Unit Allocations, and Results Sharing Allocations under Sec. 4.4 on the same basis as if the individual had remained with a Participating Employer rather than going in the military.

(5)
Allocations under (3) and (4) shall be determined on the basis of the earnings the individual would have received (including reasonable cost of living adjustments) during the period of Qualified Military Service.

(6)	If the individual had an outstanding loan from the Plan at the time he or she entered military service:

(A)	Loan payments are not required during the period of Qualified Military Service.

(B)	Upon reemployment, loan payments resume at the rate effect before the Qualified Military Service.

(C)	The loan term is extended, so that it is equal to the original loan term plus the period of Qualified Military Service.

(D)	If the Participant so requests, the interest rate on the loan during the period of Qualified Military Service will be limited to 6%.

(d)
Regardless of whether the individual returns to employment with a Participating Employer following the military service, any “differential pay” paid to the Participant by a Participating Employer on or after January 1, 2009 will be recognized by the Plan to the extent required by the Heroes Earnings Assistance and Tax Relief Act (“Heart Act”) of 2008.

(e)
Effective January 1, 2009, an individual serving in the military on active duty for at least 30 days will be treated as having severed from service for purposes of withdrawing amounts from his or her Before Tax and Roth 401(k) Accounts.  An individual who makes such a withdrawal may not resume making Salary Reduction Contributions or Roth 401(k) Contributions until six months after the date of the withdrawal.

Sec. 13.12                      Application of Forfeitures.  Any amounts forfeited from a Participant’s Account(s) will be applied as a credit against allocations under Article IV or V, to pay administrative expenses of the Plan, or to reinstate forfeitures to the extent required under Sec. 9.3 or Sec. 10.14.  Such amounts may include:

(a)	Forfeitures due to a Participant’s Termination of Employment prior to July 1, 2001 and before meeting the vesting requirements then in effect.

(b)
Forfeiture of Matching Allocations with respect to Excess Deferrals under Sec. 6.3 or with respect to Before Tax Contributions and Roth 401(k) Contributions that are returned to Participants under Sec. 6.1 or 6.5.

(c)           Forfeitures from Accounts of lost Participants as provided in Sec. 10.14.

(d)           Any other forfeitures arising under the Plan.

ARTICLE XIV
AMENDMENT, TERMINATION, MERGER

Sec. 14.1                      Amendment.  Subject to the non-diversion provisions of Sec. 12.5, the Company, by action of the Committee, may amend the Plan at any time and from time to time.  No amendment shall divest a Participant or Beneficiary of any Account balance accrued prior to the amendment.

Sec. 14.2                      Permanent Discontinuance of Contributions. The Company, by action of the Committee, may direct the complete discontinuance of all contributions by all Participating Employers under the Plan.  In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, and (ii) each Participant in the employ of a Participating Employer at the time of such discontinuance shall continue to be 100% vested in his or her Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.  This section is not applicable if one Participating Employer discontinues its contributions while one or more other Participating Employers continue contributing.

Sec. 14.3                      Termination.  The Company, by action of the Committee, may terminate the Plan as applicable to all Participating Employers and their employees.  After such termination, no employee shall become a Participant, and no contributions shall be made.  Each Participant who has an Account balance at the time of the Plan termination will be fully vested in such Account, regardless of whether he or she is then employed by a Participating Employer.    Distributions shall be made promptly after the Plan termination.  The Plan shall continue in force for the purpose of making such distributions.

Sec. 14.4                      Partial Termination.  If there is a partial termination of the Plan by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Committee, each Participant with respect to whom the partial termination applies shall continue to be 100% vested in his or her Accounts.  Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Sec. 14.5                      Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Sec. 14.6                      Deferral of Distributions.  Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to whom such discontinuance or termination applies until after the following have occurred:

(a)
Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code § 401(a).

(b)	Appropriate adjustments of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XV
TOP-HEAVY PLAN PROVISIONS

Sec. 15.1                      Key Employee Defined  “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having Testing Wages greater than $160,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after 2009), a five-percent owner of the Company or an Affiliate, or a one-percent owner having Testing Wages of more than $150,000.  The determination of who is a Key Employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Sec. 15.2                      Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)
The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies: (1) if this Plan is not part of a required aggregation Group and the top-heavy ratio for this Plan exceeds 60%, or (2) if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60%.  However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60%.

(b)           The “top-heavy ratio” shall be determined as follows:

(1)
If the ratio is being determined only for this Plan or if the aggregation group includes only defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plans as of the determination date (including any part of any account balance distributed in the one-year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date) of all employees under the defined contribution plans as of the determination date.  Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution which is due but unpaid as of the determination date.  In the case of a distribution made for a reason other than severance from employment, death or disability, the one-year period referred to above shall be applied by substituting “five-year period” for “one-year period”.

(2)
If the ratio is being determined for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date).  Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)
For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date.  The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code § 416 and the regulations thereunder.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c)
“Required aggregation group” means (i) each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code §§  401(a)(4) or 410.

(d)
“Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code §§ 401(a)(4) and 410.

(e)	“Determination date” for any Plan Year means the last day of the preceding Plan Year.

(f)	The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g)
For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(h)
If an individual has not received any compensation from the employer during the one-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Sec. 15.3                      Minimum Contribution Requirement.  For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions (including matching allocations) allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)	The minimum amount shall be the amount equal to that percentage of the Participant's Testing Wages for the Plan Year which is the smaller of:

(1)           3 percent.

(2)	The percentage which is the largest percentage of Testing Wages allocated to any Key Employee from employer contributions (including matching allocations) and Forfeitures for such Plan Year.

(b)
For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account with respect to Key Employees but not with respect to other employees.

(c)
This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Sec. 15.4                      Definition of Employer.  For purposes of this Article, the term “employer” means all Participating Employers and other entities under Common Control with the Company.

Sec. 15.5                      Exception for Collective Bargaining Unit.  Sec. 15.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

IN WITNESS WHEREOF, ALLETE, Inc. has caused these presents to be signed and its corporate seal to be hereunto affixed by its duly authorized officers.

ALLETE, Inc.

By:____________________________________
   Its:___________________________________

Date Signed: ____________________________
ATTEST

By:______________________________
    Its:____________________________

SCHEDULE 1
PARTICIPATING EMPLOYERS

The following entities are Participating Employers on October 1, 2006:

1.	ALLETE, Inc. (E.I.N. 41-0418150), including Minnesota Power, a division of ALLETE, Inc.

2.	MP Affiliate Resources, Inc. (E.I.N. 41-1884136)

3.	Superior Water, Light and Power Company. (E.I.N. 39-0646970)

I:\DATA\Allete (268)\RSOP (268-2)\2009-06-09 Savings and ESOP.doc